                                                                   EXHIBIT 10.13


                       TWO EXECUTIVE DRIVE - CHELMSFORD




                                     LEASE

                            - dated March 2, 1994-

                between Metropolitan Life Insurance Company and
                              Adra Systems, Inc.

                        TWO EXECUTIVE DRIVE - CHELMSFORD

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I.......................................................................................................  1
---------

SUMMARY OF BASIC LEASE PROVISIONS...............................................................................  1
---------------------------------
   1.1       BASIC DATA.........................................................................................  1
   1.2       DEFINITIONS........................................................................................  3
   1.3       ENUMERATION OF EXHIBITS............................................................................  4

ARTICLE II......................................................................................................  5
----------

DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS; RENTABLE AREA...................................................  5
-------------------------------------------------------------
   2.1       LOCATION OF PREMISES...............................................................................  5
   2.2.      APPURTENANT RIGHTS AND RESERVATIONS................................................................  5

ARTICLE III.....................................................................................................  6
-----------

TERM OF LEASE; CONSTRUCTION.....................................................................................  6
---------------------------
   3.1       LEASE TERM, COMMENCEMENT DATE......................................................................  6
   3.2       RIGHT OF FIRST REFUSAL.............................................................................  7
   3.3       EARLY TERMINATION..................................................................................  7
   3.4       LIMITATION OF RIGHTS...............................................................................  8
   3.5       DELIVERY OF PREMISES...............................................................................  8
   3.6       TENANT'S WORK......................................................................................  8
   3.7       COSTS OF TENANT'S WORK.............................................................................  9
   3.8       TENANT'S ALLOWANCE.................................................................................  9
   3.9       COMMON AREA CONSTRUCTION........................................................................... 10

ARTICLE IV...................................................................................................... 10
----------

RENT............................................................................................................ 10
----
   4.1       RENT............................................................................................... 10

ARTICLE V....................................................................................................... 11
---------

USE OF PREMISES................................................................................................. 11
---------------
   5.1       PERMITTED USE...................................................................................... 11
   5.2       ALTERATIONS........................................................................................ 14

ARTICLE VI...................................................................................................... 14
----------

ASSIGNMENT AND SUBLETTING....................................................................................... 15
-------------------------
   6.1       PROHIBITION........................................................................................ 15
   6.2       ACCEPTANCE OF RENT FROM TRANSFEREE................................................................. 17

ARTICLE VII....................................................................................................  17
-----------

RESPONSIBILITY FOR REPAIRS.....................................................................................  17
--------------------------
   7.1       REPAIRS...........................................................................................  17

ARTICLE VIII...................................................................................................  19
------------

SERVICES TO BE FURNISHED BY LANDLORD...........................................................................  19
------------------------------------
   8.1       CLEANING SERVICES.................................................................................  19
   8.2       OTHER SERVICES....................................................................................  19
   8.3       ADDITIONAL SERVICES...............................................................................  20
   8.4       CAUSES BEYOND CONTROL OF THE LANDLORD.............................................................  20

ARTICLE IX.....................................................................................................  20
----------

REAL ESTATE AND OTHER TAXES; OTHER EXPENSES....................................................................  20
-------------------------------------------
   9.1       LANDLORD TO PAY REAL ESTATE TAXES.................................................................  20
   9.2       TENANT'S SHARE OF REAL ESTATE TAXES...............................................................  20

ARTICLE X......................................................................................................  22
---------

OPERATING COSTS................................................................................................  22
---------------
   10.1      TENANT'S SHARE OF INCREASES IN OPERATING COSTS....................................................  22
   10.2      REVIEW OF BOOKS AND RECORDS.......................................................................  25

ARTICLE XI.....................................................................................................  25
----------

INDEMNITY......................................................................................................  25
----------
   11.1      TENANT'S INDEMNITY................................................................................  25
   11.2      TENANT'S RISK.....................................................................................  26
   11.3      INJURY CAUSED BY THIRD PARTIES....................................................................  26

ARTICLE XII....................................................................................................  26
-----------

THE LANDLORD'S ACCESS TO PREMISES..............................................................................  26
---------------------------------
   12.1      LANDLORD'S RIGHT OF ACCESS........................................................................  26

ARTICLE XIII...................................................................................................  27
------------

CASUALTY.......................................................................................................  27
--------
   13.1      DEFINITION OF "SUBSTANTIAL DAMAGE"AND "PARTIAL DAMAGE"............................................  27
   13.2      PARTIAL DAMAGE TO THE BUILDING....................................................................  27
   13.3      SUBSTANTIAL DAMAGE TO THE BUILDING................................................................  27
   13.4      RESTORATION.......................................................................................  27
   13.5      ABATEMENT OF RENT.................................................................................  28
   13.6      MISCELLANEOUS.....................................................................................  28

ARTICLE XIV....................................................................................................  29
-----------

                                     -iii-

EMINENT DOMAIN.................................................................................................  29
--------------
   14.1      RIGHTS OF TERMINATION FOR TAKING..................................................................  29
   14.2      PAYMENT OF AWARD..................................................................................  29
   14.3      ABATEMENT OF RENT.................................................................................  30
   14.4      MISCELLANEOUS.....................................................................................  30

ARTICLE XV.....................................................................................................  30
----------

INSURANCE......................................................................................................  30
---------
   15.1      PUBLIC LIABILITY AND PROPERTY INSURANCE...........................................................  30
   15.2      NON-SUBROGATION...................................................................................  31
   15.3      EXTRA HAZARDOUS USE...............................................................................  31
   15.4      PROPERTY INSURANCE................................................................................  31

ARTICLE XVI....................................................................................................  32
-----------

DEFAULT........................................................................................................  32
-------
   16.1      TENANT'S DEFAULT..................................................................................  32
   16.2      LANDLORD'S DEFAULT................................................................................  34

ARTICLE XVII...................................................................................................  35
------------

MISCELLANEOUS PROVISIONS.......................................................................................  35
------------------------
   17.1      WAIVER............................................................................................  35
   17.2      COVENANT OF QUIET ENJOYMENT.......................................................................  35
   17.3      NO PERSONAL LIABILITY OF THE LANDLORD.............................................................  35
   17.4      NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE........................................  36
   17.5      ASSIGNMENT OF RENTS...............................................................................  36
   17.6      NO BROKERAGE......................................................................................  37
   17.7      INVALIDITY OF PARTICULAR PROVISIONS...............................................................  37
   17.8      PROVISIONS BINDING, ETC...........................................................................  37
   17.9      RECORDING.........................................................................................  37
   17.10       NOTICES.........................................................................................  38
   17.11       WHEN LEASE BECOMES BINDING......................................................................  38
   17.12       SECTION HEADINGS................................................................................  38
   17.13       RIGHTS OF MORTGAGEE.............................................................................  38
   17.14       STATUS REPORT; MODIFICATION.....................................................................  40
   17.15       SECURITY DEPOSIT................................................................................  40
   17.16       SELF-HELP.......................................................................................  41
   17.17       RELIEF LIMITED..................................................................................  41
   17.18       HOLDING OVER....................................................................................  42
   17.19       CERTIFICATE.....................................................................................  42

                        TWO EXECUTIVE DRIVE CHELMSFORD

                                     LEASE


     This instrument is an Indenture of Lease between Metropolitan Life Insurance Company (the "Landlord") and Adra Systems, Inc., a Delaware corporation (the "Tenant").

     The parties to this instrument hereby agree with each other as follows:

                                   Article I
                                   ---------

                       SUMMARY OF BASIC LEASE PROVISIONS
                       ---------------------------------

1.1      BASIC DATA

Date:                                   March 2, 1994

Landlord:                               Metropolitan Life Insurance Company

Present Mailing Address of Landlord:    Real Estate Investments
                                        One Financial Center
                                        Boston, MA  02111-2634

Tenant:                                 Adra Systems, Inc.

Present Mailing Address of Tenant:      59 Technology Drive, Lowell,
                                        Massachusetts 01851 until the
                                        Commencement Date and thereafter at the
                                        Leased Premises.

Leased Premises:                        Premises consisting of 39,368 rentable
                                        square feet of space on the third floor
                                        and 2,929 rentable square feet of space
                                        on the first floor, of the building
                                        located at Two Executive Drive,
                                        Chelmsford, Massachusetts, as shown on
                                        Exhibit A and A-1.

Rentable Area:                          42,297, representing 39,368 rentable
                                        square feet on the third floor, and
                                        2,929 rentable square feet on the first
                                        floor of the Building.

Lease Term:                             120 calendar months, (plus the partial
                                        month, if any, immediately following the Commencement Date).

Rent: Rent due and payable by the Tenant shall be an amount equal to the sum of two components, Base Rent and Base Operating Costs and Taxes.

                                             First, Base Rent due and payable by
                                             the Tenant shall be the following
                                             amounts:

                                                  From and after the
                                                  Commencement Date during the
                                                  first ninety (90) days of the
                                                  Lease Term (the "Free Rent
                                                  Period"), at the rate of zero
                                                  dollars per calendar month;

                                                  Year 1 -Thereafter, during the
                                                  remainder of the first Year of
                                                  the Term, at the rate of
                                                  $12,336.63 per calendar month;

                                                  Year 2 - During the second
                                                  Year of the Term, at the rate
                                                  of $13,217.81 per calendar
                                                  month;

                                                  Year 3 During the third Year
                                                  of the Term, at the rate of
                                                  $14,099.00 per calendar month;

                                                  Year 4 - During the fourth
                                                  Year of the Term, at the rate
                                                  of $14,980.19 per calendar
                                                  month;

                                                  Year 5 - During the fifth Year
                                                  of the Term, at the rate of
                                                  $15,861.38 per month; and

                                                  Years 6-10 -During the sixth
                                                  through tenth Years of the
                                                  Term, at the rate of
                                                  $19,033.65 per calendar month;

                                             Second, Base Operating Costs and
                                             Taxes, from and after the
                                             Commencement Date and throughout
                                             the entire Lease Term, shall be at
                                             the rate of $15,861.38.

Security Deposit:                            $12,336.63

Tenant's Parking Spaces:                     184, unassigned.

Tenant's Proportionate Share:                36.02%

Escalation Basis for Operating Costs:        An amount equal to the greater of:
                                             (i) the actual Operating Costs for
                                             the Building and the Lot, adjusted
                                             to reflect full occupancy for
                                             twelve months, for the first twelve
                                             (12) calendar months of the Term of
                                             the Lease, or (ii) $458,130.

Escalation Basis for Operating Costs:        $70,297

1.2  DEFINITIONS

     As used in this Lease, the terms defined in this Section 1.2 shall have the following meanings:

     Building:  as defined in Section 2.1.
     --------

     Building Manager means Lincoln Property Company, or such other managing
     ----------------
agent as may be designated by the Landlord.

     Common Elements of the Property means all areas in, and elements of, the
     -------------------------------------
     Building other than those areas and elements leased, or available for leasing, to individual tenants, including lobbies and stairways, elevators, common areas and facilities, and common equipment in the Building, such as common heating, air-conditioning, ventilating, electrical, plumbing and mechanical systems, and all areas on the Lot available for the common use and benefit of tenants in the Building, including parking areas, common walkways and landscaped areas.

     Delivery Notice:  as defined in Section 3.5.
     ---------------

     Environmental Laws: means any local, state or federal laws, regulations,
     ------------------
     bylaws or ordinances, currently existing or hereinafter enacted or adopted, which regulate or relate to the protection, preservation, remediation or enhancement of the environment, including without limitation, the Resource Conservation Recovery Act, 42 U.S.C., Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., and the Massachusetts Oil and Hazardous Release Prevention Act, M.G.L. ch.21E.

     Hazardous Material: means "Oil" and "Hazardous Material," as such terms are
     ------------------
     defined in M.G.L., ch.21E, 2, and any other substance, material or waste of any kind which are regulated or becomes regulated under Environmental Laws.

     Landlord's Demolition Work: as defined in Section 3.5.
     --------------------------

     Lease means this lease agreement including all of its Exhibits as executed
     -----
     and delivered, as amended from time to time pursuant to the terms hereof.

     Lease Value:  as defined in Section 16.1.
     -----------

     Lease Year:  as defined in Section 10.1(c).
     ----------

     Lot means the land area described in Exhibit B, subject to minor
     ---
     adjustments by the Landlord from time to time during the Lease Term.

     Monthly Base Operating Costs and Taxes: as defined in Section 1.1.
     --------------------------------------

     Operating Costs: as defined in Section 10.1(a).
     ---------------

     Operating Cost Excess: as defined in Section 10.1(b).
     ---------------------

     Operation:  as defined in Section 10.1(c)(1).
     ---------

     Partial Lease Year:  as defined in Section 10.1(c).
     ------------------

     Partial Damage:  as defined in Section 13.1.
     --------------

     Permitted Use: Business and professional offices, and maintenance and
     -------------
     repair of computer hardware components and ancillary shipping and receiving including, without limitation, computer hardware and software components and Tenant's furniture. equipment, personal property and office products (as permitted by applicable law).

     Premises:  as defined in Section 2.1.
     --------

     Property:  as defined in Section 10.1(c)(1).
     --------

     Rules and Regulations: as set forth in Exhibit C and as the same may be
     ---------------------
     amended by the Landlord from time to time.

     Substantial Damage: as defined in Section 13.1.
     ------------------

     Taxes:  as defined in Section 9.1.
     -----

     Tenant's Work:  as defined in Section 3.6.
     -------------

     Year of the Term: means any twelve (12) calendar month period during the
     ----------------
     Lease Term beginning on (a) any anniversary of the Commencement Date or if the Commencement Date occurs on a date other than the first day of a calendar month, the first day of the succeeding calendar month, and ending on (b) the last day of the twelfth calendar month of such period.

1.3  ENUMERATION OF EXHIBITS

     The following Exhibits attached to this Lease are hereby incorporated into the Lease by reference:

          Exhibit A:     -  Plan Showing the First Floor Premises
          Exhibit A-1:   -  Plan Showing the Third Floor Premises
          Exhibit B:     -  Description of the Lot
          Exhibit C:     -  Rules and Regulations
          Exhibit D:     -  Plans and Specifications for Tenant's Work
          Exhibit E:     -  Sign Standards
          Exhibit F:     -  Cleaning Schedule
          Exhibit G:     -  Other Services of the Landlord
          Exhibit H:     -  Clerk's Certificate
          Exhibit I:     -  Common Area/Demolition Letter

          Exhibit J:     -  Restroom Work Letter


                                  Article II
                                  ----------

   DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS; RENTABLE AREA
   -------------------------------------------------------------

2.1  LOCATION OF PREMISES

     The Landlord hereby leases to the Tenant, and the Tenant hereby accepts from the Landlord, the premises (the "Premises") identified on Exhibits A and A-1 in the Landlord's building (the "Building") located on land owned by the Landlord on the Lot (the "Lot"), as shown on Exhibit B, Two Executive Drive, Chelmsford, Massachusetts. Nothing in Exhibits A or A-1 shall be treated as a representation that the Premises (other than the Rentable Area thereof described in Section 1.1) shall be precisely of the dimensions or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibits A and A-1 the layout of the Premises.

2.2. APPURTENANT RIGHTS AND RESERVATIONS

     The Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto:

          (a) the common facilities included in the Building or Lot, including common walkways, driveways, landscaped areas and grounds, common restrooms, lobbies, hallways, ramps, stairways, loading docks, and elevators;

          (b) the parking facility (including the visitor's parking area and parking spaces reserved for the disabled), to the extent only of the number of the Tenant's Parking Spaces, at locations which may from time to time be designated by the Landlord. Use of the parking facility at times other than between the hours of 8:00 AM and 6:00 PM, Monday through Friday, and 8:00 AM and 1:00 PM Saturdays (legal holidays excepted) shall be subject to the right of the Landlord to restrict parking during snowplowing operations, and during repair, maintenance and restriping work affecting the parking area;

          (c) the pipes, ducts, conduits, wires and appurtenant equipment serving the Premises;

          (d) if the Premises include less than the entire Rentable Area of any floor, the common toilets in the central core area of such floor; and

          (e) use of the cafeteria to be constructed in the Building by the Landlord pursuant to Section 3.8.

Such rights shall always be subject to the Rules and Regulations set forth in Exhibit C, as the may be amended by the Landlord from time to time and such other reasonable rules and regulations from time to time established by the Landlord by suitable notice, and to the right of the Landlord to designate and change from time to time areas and facilities so to be used, provided that any such change does not unreasonably interfere with Tenant's use of the Premises.

     Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibits A and A-1, except the inner surfaces thereof and the perimeter doors and windows. The Tenant agrees that the Landlord shall have the right to place in the Premises (but in such manner as not unreasonably to interfere with the Tenant's use of the Premises) utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of the Landlord and other tenants in the Building, and to replace and maintain and repair such lines, pipes and the like, in, over and upon the Premises. Such utility lines, pipes and the like, shall not be deemed part of the Premises under this Lease.

                                  Article III
                                  -----------

                          TERM OF LEASE; CONSTRUCTION
                          ---------------------------

3.1  LEASE TERM, COMMENCEMENT DATE

     The term of this Lease shall be the period specified in Section 1. 1 hereof as the "Lease Term or "Term." If Section 1.1 provides for a fixed Commencement Date, then the Commencement Date of the Term hereof shall be such date. Otherwise, the Lease Term shall commence on the Commencement Date shall be, the first to occur of:

          (a) The date which is one hundred fifty (150) days after the date of the Landlord's Delivery Notice;

          (b) The date of Substantial Completion of Tenant's Work, as provided in Section 3.6, below; or

          (c) The date upon which the Tenant commences beneficial use of the Premises (as distinguished from the conduct of construction work to be performed by the Tenant in the Premises incident to preparing the Premises for the Tenant's own use).

The Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to move into the Premises furniture and equipment for its regular business operations.

     As soon as may be convenient after the Commencement Date has been determined, the Landlord will deliver to the Tenant a written declaration in which the Commencement Date and specified term of this Lease shall be stated, which shall be conclusive and binding upon the parties, unless a notice of objection thereto is delivered by the Tenant to the Landlord within seven (7) days.

3.2  RIGHT OF FIRST REFUSAL

     During the Term of this Lease the Tenant shall have a right of first refusal with respect to any space or portion of any space available from time to time for leasing in the Building as follows:

     If the Landlord proposes to lease any space in the Building to any third party upon terms and conditions specified in writing, and secures from a third party a written expression of interest to lease space in the Building, the Landlord, prior to proceeding with further negotiations with that third party, shall give to the Tenant notice (the "Landlord's Offer Notice") offering to lease the same space in the Building to the Tenant on the financial terms and conditions at least as favorable as those given to that third party. If the Tenant does not accept, in writing, the Landlord's offer to lease such space within ten (10) business days of the giving of the Landlord's Offer Notice, the Tenant's rights under this Section 3.2 shall terminate, and the Landlord shall have the absolute right to lease such space to the third party who had expressed interest in leasing such space at any time thereafter during the next nine (9) months of the Lease Term. If the Landlord has not entered into a lease of such space with that third party during such nine (9) month period, the Landlord shall not thereafter offer to lease such space to any other parties, unless the Landlord shall have again complied with the provisions of this Section 3.2.

     If the Tenant accepts the Landlord's offer in accordance with the terms of this Section 3.2, the Tenant agrees to enter into an Amendment to this Lease, within thirty (30) days of receipt of Landlord's Offer Notice, including such space within the Premises, adjusting the Rent, Rentable Area, Security Deposit, Tenant's Proportionate Share and Tenant's Parking Spaces, and other pertinent Lease provisions to reflect the inclusion of such space within the Premises, but which is otherwise upon the terms and conditions of this Lease.

3.3  EARLY TERMINATION

     The Tenant shall have the right to terminate this Lease effective as of any day designated by the Tenant during the eighth Year of the Term, provided that the Tenant shall have given the Landlord at least twelve (12) months' prior notice (the "Termination Notice") of the Tenant's election to terminate this Lease (i.e., the Termination Notice must be given prior to the end of the seventh Year of the Term). The Termination Notice shall specify the exact date during the eighth Year of the Term on which the termination of this Lease shall take effect. Any purported election to terminate this Lease pursuant to the provisions of this Section 3.3 not complying strictly with the foregoing, shall be void and of no effect. If a complying Termination Notice is given, the date specified therein as the effective date of the termination shall be the last day of the Lease Term.

3.4  LIMITATION OF RIGHTS

     The rights granted to the Tenant in Sections 3.2 and 3.3, may be exercised only if the Tenant is not in default beyond any applicable cure period hereunder at the time of exercise of the rights granted in each of Sections 3.2 and 3.3, `and in the case of the right of first refusal, at all times thereafter until the date of execution and delivery by the Tenant of an amendment to the

Lease effecting the expansion. Time shall be of the essence with respect to compliance by the Tenant with each of the time requirements under Sections 3.2 and 3.3. The Landlord, however, reserves the right, by notice to the Tenant, to waive the condition that the Tenant not be in default beyond any applicable cure period at any or all of the foregoing times and the condition that time is of the essence.

3.5  DELIVERY OF PREMISES

     The Landlord, promptly following the execution and delivery of this Lease, shall at the Landlord's cost, use diligent efforts to perform such demolition work and removal of debris (the "Landlord's Demolition Work") as is necessary to return the Premises on the third floor of the Building to "shell" condition (in substantially the same condition as the second floor of the Building and in compliance with the requirements concerning demolition work set forth on Page 2 of Exhibit 1), and to complete Landlord's Demolition Work within thirty (30) days of the date of this Lease, subject to Landlord's obligation to salvage certain items for the Tenant's use as described in Section 3.7. Upon completion of the Landlord's Demolition Work, the Landlord shall give notice (the "Delivery Notice") to the Tenant of completion of the Landlord's Work, and upon receipt of the Delivery Notice, the Tenant shall accept (i) the Premises on the first floor of the Building in generally the same condition as the Premises on the first floor of the Building are in on the date of this Lease, except that the Landlord shall construct a demising wall separating the Premises from the remaining space on the first floor of the Building; and (ii) the Premises on the third floor of the Building in its shell condition. The Tenant's acceptance of the Premises pursuant to this Section 3.5 is independent of, and shall have no bearing upon, the Tenant's obligations to pay Rent or additional rent under this Lease. The Tenant's obligations to pay Rent and additional rent shall accrue from and after the Commencement Date as is provided in this Lease.

3.6  TENANT'S WORK

     Tenant shall construct its leasehold improvements in the Premises in accordance with the list of plans and specifications identified on Exhibit D. The plans and specifications so identified have been initialed by the Landlord and the Tenant and are hereby deemed to be incorporated by reference and made a part of this Lease. All work to be performed by Tenant under this Lease shall be defined by the plans and specifications and is referred to herein as "Tenant's Work".

     The Tenant shall obtain all necessary local and other governmental permits and approvals to perform Tenant's Work in accordance with the approved plans and specifications. The Landlord agrees to cooperate with, and assist, the Tenant to the extent necessary to allow the Tenant to obtain all necessary local and other governmental approvals that may be required to perform Tenant's Work. The Tenant's Work shall be performed by a general contractor acceptable to the Landlord under a written construction contract, providing for payment, performance and lien bonds in the full amount of the contract sum. All heating, ventilating and air conditioning work to be performed as part of the Tenant's Work shall be performed by a trade contractor approved in writing by the Landlord. The approval by Landlord of the general contractor and the heating, ventilating and air conditioning trade contractor shall not impose upon the Landlord any responsibility or liability whatsoever to the Tenant as a result of, or arising out of, the defaults or other acts or omissions of the general contractor or such trade contractor.

     All of the Tenant's Work shall be done in strict compliance with, and subject to, all of the provisions of Section 7.1 below and all changes and additions shall be part of the Building, except such items as the parties agree in writing shall be removed by the Tenant on termination of this Lease, or the Landlord agrees that the Tenant may then elect to remove or leave.

     Upon substantial completion of Tenant's Work (i.e., that all of Tenant's Work shall have been completed except for such minor work, touchups and adjustments as do not interfere with the Tenant's use and occupancy of the Premises for the conduct of its business operations) and upon obtaining all necessary permits and approvals to permit the lawful occupancy of the Premises, including a certificate of occupancy ("Substantial Completion of Tenant's Work), the Tenant shall deliver to the Landlord an architect's or engineer's certificate of such completion and an original certificate of occupancy, and only thereafter may the Tenant commence beneficial use and occupancy of the Premises. Within thirty (30) days of Substantial Completion of Tenant's Work, the Tenant shall furnish the Landlord with "as-built" drawings showing how and where the Tenant's Work was actually installed and constructed.

3.7  COSTS OF TENANT'S WORK

     All fees and costs of preparation of plans and specifications for the Tenant's Work and other fees and costs of the Tenant's architect or engineer, and all costs of permits, approvals, and insurance with respect to the Tenant's Work, and all costs to furnish, install and construct the Tenant's Work and all other associated costs incurred by the Tenant with respect to Tenant's Work including costs of acquisition of fixtures and equipment, and moving expenses shall be the sole responsibility of the Tenant, except to the extent otherwise provided in Section 3.8 and except that following completion of the Landlord's Demolition Work, the Landlord will make available (at no cost to the Tenant) all "Donn" walls and doors, "Leibert" units and other items currently in the third floor Premises which are identified by the parties and set forth on a mutually acceptable list delivered to the Landlord prior to performance of Landlord's Demolition Work, salvaged by the Landlord during the demolition of the second and third floors of the Building, for use by the Tenant in completion of the Tenant's Work.

3.8  TENANT'S ALLOWANCE

     The Landlord hereby grants amount of $8,910 (the "Tenant's Allowance") for use by the Tenant in performing the work identified on Exhibit J in the restroom facilities in the Premises (the "Restroom Work") during the construction and installation of the Tenant's Work. Upon completion of the Tenant's Work and submission by the Tenant to the Landlord for approval of a request for reimbursement for amounts incurred by the Tenant in performing the Restroom Work, together with evidence satisfactory to the Landlord that such amounts have been paid by the Tenant, the Landlord shall, provided the Tenant is not in default hereunder, pay to the Tenant an amount equal to the approved reimbursement amount or the Tenant's Allowance, whichever is less. If the full amount of the Tenant's Allowance is not used in the construction and installation of the Restroom Work, the Tenant shall have no further right to use or apply the Tenant's Allowance or any remaining portion of the Tenant's Allowance for any purpose.

3.9  COMMON AREA CONSTRUCTION

     The Landlord, at its sole expense, agrees to perform the following work in the Building incidental to the leasing of the Premises by the Tenant:

          (a) The Landlord shall use diligent efforts to paint, recarpet and refurbish the lobby area of the Building, and to refurbish the common restrooms and elevators in the Building and to perform such other refurbishing work on items (i) which are Common Elements of the Property, and (ii) which are identified in the letter attached as Exhibit I. The Landlord will use diligent efforts to complete such work not later than the date of Substantial Completion of Tenant's Work.

          (b) Following the execution of this Lease, the Landlord will begin design work for a food service facility for the Building in a location to be determined by the Landlord. The Landlord will consult with the Tenant in the process of developing plans and specifications for the food service facility, but reserves the exclusive right to approve the final plans and specifications for the food service facility. The Landlord shall use diligent efforts to complete all construction work to have the food service facility available for use by tenants in the Building within six (6) months of the date of this Lease.

                                  Article IV
                                  ----------

                                     RENT
                                     ----

4.1  RENT

     The Rent (specified in Section 1.1 hereof) and any additional rent or other charges payable pursuant to this Lease shall be payable by the Tenant to the Landlord at the Landlord's mailing address or such other place as the Landlord may from time to time designate by notice to the Tenant without prior demand therefor and without any offset or deduction whatsoever except as otherwise specifically provided for in this Lease.

          (a) The Rent shall be payable in advance on the first day of each and every calendar month during the Lease Term, except as otherwise provided in Subsection b) of this Section 4.1.

          (b) The Rent for the first calendar month of the Lease Term is due and payable at the time of execution and delivery of the Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the Tenant shall pay to the Landlord on the first day of the succeeding calendar month a pro rata payment of Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month. Such payment, together with the payment made by the Tenant upon execution and delivery of the Lease, shall constitute payment for the first full calendar month of the Lease Term plus the partial month, if any, immediately following the Commencement Date.

          (c) Rent for any partial month shall be paid by the Tenant to the Landlord at such rate on a pro rata basis. Other charges payable by the Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated.

          (d) Rent, additional rent and any other sums due hereunder not paid within fifteen (15) days of the date due shall bear interest at the rate of one percent (1%) per month or fraction thereof (or at any lesser maximum legally permissible rate) from the due date until paid.

Other charges payable by the Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated, and the first payment on account thereof shall be determined in similar fashion.

                                   Article V
                                   ---------

                                USE OF PREMISES
                                ---------------
5.1  PERMITTED USE

     The Tenant agrees that the Premises shall be used and occupied by the Tenant only for the purposes specified as the Permitted Use thereof in Section
1.2 of this Lease, and for no other purpose or purposes.

     The Tenant further agrees to conform to the following provisions during the entire Lease Term:

          (a) The Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the Rules and Regulations established by the Landlord therefor;

          (b) The Tenant will not place on the exterior of exterior walls (including both interior and exterior surfaces of windows and doors) or on any part of the Building outside the Premises, any signs, symbols, advertisement or the like visible to public view outside of the Premises without the prior consent of the Landlord, except for signs or lettering on the entry doors to the Premises of the type commonly and customarily found in first-class office buildings for the purpose of identifying and locating the Premises. The Tenant agrees to submit for the Landlord's prior approval, such approval not unreasonably to be withheld, a plan or sketch of the sign to be placed on such entry doors. Without limitation, lettering on windows is expressly prohibited. The Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed the Tenant's name and the location of the Premises in the Building. The Landlord has established standards for exterior signs at the Building, attached as Exhibit E, and if any exterior signs are to be approved by the Landlord, the Tenant understands that the exterior signs must conform to those standards;

          (c) The Tenant, at its expense, shall comply with all rules, orders, regulations and requirements of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions and governing insurance rating bureaus; and shall not do or permit anything to be done in or upon the Premises, or bring or keep anything therein, except as now or hereafter permitted by any governmental authority, Board of Fire Underwriters or any other similar body having jurisdiction, or insurance rating bureau; and shall keep the Premises equipped with all safety appliances or equipment required by any governmental authority, Board of Fire Underwriters or other similar body or governing insurance rating bureau by reason of the Tenant's particular use of the Premises or the location of partitions, trade fixtures or other contents of the Premises; and shall procure all licenses, permits or other approvals required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Permitted Use of the Premises;

          (d) The Tenant, at its expense, shall comply with all laws, rules, orders, ordinances, bylaws, permit conditions and regulations of governmental authorities now or hereafter in force and with any lawful direction of any public official ("Legal Requirements"), in each case to the extent the same are applicable to the Premises or the use and maintenance thereof. If the Tenant receives notice of any violation of any Legal Requirements applicable to the Premises or the use and maintenance thereof, it shall give prompt notice thereof to the Landlord;

          (e) The Landlord shall, at its expense, comply with all Legal Requirements, in each case, to the extent the same are applicable to the Common Elements of the Property to the end that the Common Elements of the Property are not in violation of applicable Legal Requirements.

          (f) The Tenant shall not place a load upon any floor of the Premises exceeding the load which such floor was designed to carry or that which is allowed by law, whichever is less. The Landlord reserves the right to limit the weight of safes and other heavy objects and to designate their position. The Tenant shall not move any safes or heavy objects in or out of the Building without the Landlord's prior consent,

          (g) The Tenant shall not commit or suffer to be committed any waste upon the Premises or any public or private nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant in the Building, nor, without limiting the generality of the foregoing, shall the Tenant make any unusual noises in the Building, cause or permit any offensive odors (whether or not customary to the use of the Premises permitted hereby, and the determination of the Landlord as to the offensive character of odors shall be final) to be produced upon the Premises, or use any apparatus, machinery or device in or about the Premises which shall cause any damage to the Building or the Premises or any vibration outside of the Premises;

          (h) The electricity furnished to the Premises (other than electricity used in heating, ventilating and air-conditioning the Premises) shall be separately metered. The Tenant shall pay directly to the supplier of electricity, within thirty (30) days of invoice therefor, the entire cost of such electricity consumed in the Premises, including that provided in connection with the cleaning of the Premises. The Tenant shall not, except for electrical connections contemplated as part of the approved plans and specifications for the Tenant's Work identified on Exhibit D and except for other instances in which the written consent of the Landlord shall have been obtained, connect to the electrical distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120, or make any alteration or addition to the electrical system of the Premises;

          (i) The Tenant shall continuously occupy the Premises during the Lease Term, subject to temporary interruptions for causes beyond the Tenant's reasonable control. If during the Lease Term, the Tenant desires to vacate the Premises, the Tenant shall not be in default of its obligation to "continuously occupy" the Premises if the Tenant (i) gives the Building Manager prior notice of its intention to vacate the Premises,
     (ii) keeps lights on in the Premises during normal business hours, and
     (iii) make arrangements, satisfactory to the Building Manager, to provide for periodic security inspections of the Premises. The Tenant shall comply and shall cause its employees, agents and invitees to comply with the Rules and Regulations of the Building set forth in Exhibit C and such changes therein and other reasonable rules and regulations as the Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that such additional rules and regulations shall be of general application to all the tenants in the Building; and

          (j) The Tenant shall not cause or permit any Hazardous Material to be brought upon, kept, used or disposed of in or about the Premises without the prior written consent of the Landlord, and shall furnish to the Landlord, on or before May 1 of each year during the Lease Term, a list of all items of Hazardous Material then being used by the Tenant in the Premises. From and after the date when the Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises, the Tenant shall cause its operations at the Premises to comply with all Environmental Laws. If the presence of Hazardous Material in, on or about the Premises caused or permitted by the Tenant or its agents, employees, contractors, invitees or licensees results in contamination of the Premises, the Building, or the Lot, or if any violation of Environmental Laws occurs arising out of, or resulting from, the Tenant's operations at the Premises, then the Tenant shall indemnify, and hold harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses of any nature which arise from and after the date when the Tenant first enters the Premises, but solely to the extent that any loss or damage caused by such contamination of the Premises, the Building or the Lot or such violation of Environmental Laws is caused or permitted by the Tenant or its agents, employees, contractors, invitees of licensees. This indemnification of the Landlord by the Tenant includes, without limitation, legal and other professional fees and all costs incurred in connection with any investigation of site conditions and any cleanup, remediation, removal, treatment, detoxification or restoration work required by any federal, state or local governmental agency, official or authority because of the presence of Hazardous Material in the Building, the soil or ground water under the Building or on or under or about the Lot to the extent caused or permitted by the Tenant or its agents, employees, contractors, invitees or licensees. If the presence of any Hazardous Material in, on, under or about the Premises, the Building, or the Lot caused or permitted by the Tenant or its agents, employees, contractors, invitees or licensees results in any contamination, the Tenant shall promptly inform the Landlord and take all actions at the Tenant's sole expense, as are necessary to return the same to the condition existing prior to the introduction of any such Hazardous Material, provided that Landlord's written approval of such actions shall first be obtained.

     In deciding whether to consent to any proposed assignment or sublease pursuant to this Lease, the Landlord may consider among other factors the following matters: (i) whether the proposed assignee's or subtenant's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material to a degree greater in quantity or extent or more harmful or dangerous in nature than is permitted under the provisions of this Section 5.10); (ii) whether the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from the proposed assignee's or subtenant's actions or use of the property in question and if so, the circumstances of the same; and (iii) whether the proposed assignee or subtenant is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material and if so, the circumstances of the same.

     For purposes of this Section 5.10) and Article XI, the Premises shall also be deemed to include all areas as to which the Tenant is granted appurtenant rights hereunder.

5.2  ALTERATIONS

     The Tenant's right to redecorate or make alterations, additions or improvements to the Premises shall be as follows:

          (a) The Tenant may redecorate the Premises (without any limitation on the costs of redecoration), or make minor alterations, additions or improvements upon or in the Premises (if the cost thereof is less than $25,000 on any single occasion) without the Landlord's systems (e.g., Landlord's consent, provided (i) the work does not affect the Building's system (e.g., electrical, HVAC, sprinkler, fire safety, plumbing, etc.) or the exterior of the Building, (ii) the work does not in any way affect structural elements of the Building or the structural integrity of the Building, (iii) the Tenant shall give the Landlord at least ten (10) days' prior notice of its intention to do such work and shall promptly respond to Landlord's inquiries with respect to the work and (iv) the work shall be performed in accordance with all other applicable provisions of the Lease.

          (b) The Tenant may make alterations, additions or improvements upon or in the Premises if the cost thereof is $25,000 or greater, provided (i) the work does not affect the Building's systems, other than the secondary branches thereof located within the Premises, or affect the exterior of the Building, or in any way affect the structural elements of the Building, or in any way affect the structural integrity of the Building, (ii) the Landlord shall have given its prior written consent to the performance of such work, which consent shall not be unreasonably withheld or delayed, and
     (iii) the work shall be performed in accordance with all other applicable provisions of the Lease.

          (c) The Tenant shall have no right to make any other alterations, additions or improvements upon or to the Premises, except as provided in Subsections (a) and (b), above. The Landlord may withhold its consent to any request by the Tenant to make any other alterations, additions or improvements in its sole and absolute discretion.

     All alterations, additions and improvements made by the Tenant to the Premises shall remain therein and, at the termination of the Lease, shall be surrendered as a part thereof, except for trade fixtures and equipment (as distinguished from leasehold improvements) installed during the Term of this Lease at the Tenant's sole cost. Such trade fixtures and equipment may be removed by the Tenant if the Tenant is not then in default hereunder and if such removal shall not result in permanent damage to the Premises or the Building. The Tenant shall remove such trade fixtures and equipment at the termination of the Lease if requested to do so by the Landlord. The Tenant shall at its expense promptly repair any and all damage to the Premises or the Building resulting from any removal of such fixtures and equipment.

     Any personal property which shall remain in the Building or on the Premises after the expiration or earlier termination of the Lease shall conclusively be deemed to have been abandoned by the Tenant, and either may be retained by the Landlord as its own property or may be disposed of by sale, storage or otherwise as the Landlord shall see fit, all at the Tenant's expense. Notwithstanding the foregoing, the Tenant will, upon request of the Landlord after the expiration or termination of the Term hereof, promptly remove from the Building any such personal property, or if any part of such personal property shall be sold, the Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of sale, the costs of moving and storage, any arrears of Rent, additional rent or other charges payable hereunder or any damages to which the Landlord may be entitled.

                                  Article VI
                                  ----------

                           ASSIGNMENT AND SUBLETTING
                           -------------------------
6.1  PROHIBITION

     Notwithstanding, any other provisions of this Lease, the Tenant shall not assign or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) or allow any other person to occupy the whole or any part of the Premises, without, in each instance, the prior written consent of the Landlord. Notwithstanding the foregoing, provided the Tenant is not in default hereunder beyond applicable grace periods, no prior approval of the Landlord shall be required for the subletting or assignment of all or a portion of the Premises to any corporation or other entity which is a parent, affiliate (including any entity into which the Tenant may be merged) or wholly-owned subsidiary of the Tenant or the acquirer of more than 50% of the capital stock of the Tenant or 50 % of the value of the assets of the Tenant (a "Related Party"), except that no subletting or assignment to a Related Party shall be made unless the Tenant shall have provided to the Landlord such information as the Landlord shall reasonably require such as, but not limited to, satisfactory evidence as to the relationship, as parent, affiliate or subsidiary of the proposed subtenant or assignee, and evidence as to its legal existence and corporate (or other) authority to enter into the sublease or assignment.

     Should the Tenant propose to sublet the Premises or any portion thereof to a non-Related Party, the Tenant shall give the Landlord notice of its intention to sublet at least sixty (60) days prior to the proposed commencement date of the sublease term, to which notice is attached a copy of the proposed sublease and all agreements collateral thereto, and upon such notification, the parties shall have the following rights.

          (a) In the event the Landlord receives notice of Tenant's intention to sublet, the Landlord shall have the right to recapture the space included in the proposed sublease upon notice thereof to the Tenant given within thirty (30) days of the Landlord's receipt of the Tenant's notice of intention to sublet. If such recapture notice is given, it shall serve to terminate this Lease with respect to that portion of the Premises included in the proposed sublease as of the commencement date of the proposed sublease or if the proposed sublease includes all of the Premises it shall serve to terminate this Lease as of such date. If this Lease is terminated with respect to a part of the Premises as provided in this Section 6.1(a), the provisions in this Lease relating to Rent, Rentable Area, Tenant's Parking Spaces and the Tenant's Proportionate Share shall be adjusted on the basis of the proportion of Rentable Area retained by the Tenant to the Rentable Area leased to the Tenant immediately preceding the termination and Exhibits A and A-1 shall be appropriately modified, and this Lease as so amended shall continue thereafter in full force.

          (b) If the Landlord has not elected to recapture, as provided above, and the Tenant is not then in default under this Lease beyond applicable grace periods, the Landlord shall not unreasonably withhold or delay its consent to allow the Tenant to sublet the Premises or any portion thereof provided (i) the proposed subtenant is a reputable party of reasonable financial worth considering the responsibilities involved and the Tenant shall have provided the Landlord with reasonable proof thereof and the nature, character and quality of the proposed subtenant's business operations is suitable to the Landlord and not inconsistent with covenants contained in other leases in the Building; (ii) the Premises will be used, under the proposed sublease, in a manner consistent with the use of the Premises under this Lease; and (iii) the Tenant endeavors in good faith to market the Premises available for subleasing for a reasonable period of time, at a rental rate not less than the then prevailing fair market rent for comparable space as reasonably determined by the Landlord; however, if the Tenant is unable to sublet the

     Premises available for subleasing at the fair market rate, the Tenant shall thereafter be free to market such space at less than fair market rates.

          (c) Any advertising or news releases relating to a proposed subletting shall require Landlord's prior approval, which shall not unreasonably be withheld.

In the event of any subletting, assignment or other transfer of the whole or any part of the Premises where the rent reserved (`Sublease Rent") and other payments provided for in the sublease or assignment exceed the rent reserved and other payments provided hereunder or pro rata portion of such rent and other payments, as the case may be, the Tenant shall pay to the Landlord on each Rent payment date, as additional rent, the excess of (a) the monthly installment of Sublease Rent and other payments provided for in the sublease or assignment over
(b) that reserved in this Lease for the applicable space, less (c) so much of the Tenant's reasonable costs for brokerage commissions, legal fees, tenant improvements, and any other direct costs incurred by the Tenant due and payable in connection with the subletting, assignment or other transfer of the whole or any part of the Premises as would be amortized each month over the term of such subletting, assignment or other transfer. The term Sublease Rent as used in the preceding sentence shall mean the total rent reserved under such sublease or assignment.

     In any case, assignment, other transfer or subletting, whether or not the consent of the Landlord is required, the Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease, and the Tenant also hereby agrees to pay as additional rent to the Landlord, within fifteen (15) days of billing therefor, all legal and other fees incurred by the Landlord in connection with reviewing and approving any such assignment, other transfer or subletting. It shall be a condition of the validity of any permitted assignment or other transfer or subletting hereunder that the assignee or transferee or subtenant agree directly with the Landlord, in form satisfactory to the Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

6.2  ACCEPTANCE OF RENT FROM TRANSFEREE

     The acceptance by the Landlord of the payment of Rent, additional rent or other charges following an assignment, subletting or other transfer prohibited by this Article VI shall not be deemed to be a consent by the Landlord to any such assignment, subletting or other transfer, nor shall the same constitute a waiver of any right or remedy of the Landlord.

                                  Article VII
                                  -----------

                          RESPONSIBILITY FOR REPAIRS
                          --------------------------
7.1  REPAIRS

     From and after the date that possession of the Premises is delivered to the Tenant and until the end of the Lease Term, the Tenant shall keep the Premises and every part thereof in good order, condition and repair, reasonable wear and tear and damage by unavoidable casualty only excepted; and the Tenant shall surrender the Premises at the end of the Lease Term in such condition. Except as may be provided in Articles XIII and XIV, the Landlord agrees to keep in good order, condition and repair the Common Elements of the Property, except any condition caused by any act, omission or neglect of the Tenant or any contractor of the Tenant or any party for whose conduct the Tenant is responsible. Without limitation, the Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section, and the Landlord shall not be liable for any failure to make such repairs unless the Tenant has given notice to the Landlord of the need to make such repairs and the Landlord has failed to commence to make such repairs within a reasonable time thereafter.

     Whenever the Tenant shall make repairs, alterations, decorations, additions, removals, or improvements (including the installation of any equipment other than normal light business office equipment) in or to the
Premises:

          (a) No material or equipment shall be incorporated in or added to the Premises in connection with any such repair, alteration, decoration, addition, removal or improvement which is subject to or claimed to be subject to any lien, charge, mortgage, or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement without the prior written approval of the Landlord. The Landlord's approval may be conditioned upon the Tenant providing the Landlord with satisfactory assurances (which may include requiring an agreement by the equipment lessor or other lien or title holder directly with the Landlord) as to the removal of the material or equipment, and repair or restoration of the Building at no cost to the Landlord. Any mechanic's or materialmen's lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to the Tenant, shall be immediately discharged by the Tenant, at the Tenant's expense, by filing the bond required by law or otherwise. If the Tenant fails so to discharge any lien, the Landlord may do so at the Tenant's expense and the Tenant shall reimburse the Landlord for all expenses and costs incurred by the Landlord in so doing immediately after rendition of a bill therefor by the Landlord to the Tenant.

          (b) All installations or work done by or for the Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof;
     (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) plans and specifications (which shall be prepared by and at the expense of the Tenant) previously submitted to and approved in writing by the Landlord. Whenever the Tenant shall request approval by the Landlord or the Landlord's architect of plans, drawings, specifications or otherwise with respect to alteration of the Premises, subsequent remodeling thereof, installation of signs including subsequent changes thereof, or the like, the Tenant specifically agrees promptly to pay to the Landlord's architect (or reimburse the Landlord for the payment the Landlord makes to the architect) for all charges involved in the review (and rereview, if necessary) and approval or disapproval thereof whether or not approval shall ultimately be given, except that, with respect to the Tenant's Work, the Tenant shall only be obligated to pay an amount not to exceed $1,500 for the Landlord's costs of review of the plans and specifications as they relate to mechanical systems, if necessary, by a third-party engineer.

          (c) The Tenant shall procure all necessary permits before undertaking any work in the Premises and shall do all such work in a good and workmanlike manner, employing materials of quality comparable to materials used for Tenant's Work and shall defend, save harmless, exonerate and indemnify the Landlord from all injury, loss or damage to any person or property occasioned by such work. The Tenant shall cause contractors employed by the Tenant to carry and maintain in force during the continuance of any work being performed for the Tenant Worker's Compensation Insurance in accordance with statutory requirements and Commercial General Liability Insurance and Automobile Liability Insurance covering such contractors on or about the Premises in amounts reasonably acceptable to the Landlord and to submit certificates evidencing such coverage to the Landlord prior to the commencement of such work.

          (d) The Tenant shall not, at any time prior to or during the Lease Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Premises, whether in connection with any repair work or the making of any alteration, improvements or additions or otherwise, if the Landlord shall have first given notice (the "Conflict Notice") to the Tenant prior to the time of the employment of any such contractor, mechanic or laborer of the existence of a potential labor conflict, and if such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by the Landlord, or others. In the event of any such interference or conflict, provided the Landlord shall have given the prior Conflict Notice, the Tenant, upon demand of the Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

                                 Article VIII
                                 ------------

                     SERVICES TO BE FURNISHED BY LANDLORD
                     ------------------------------------

8.1  CLEANING SERVICES

     The Landlord shall cause cleaning services to be provided to the Premises as described in Exhibit F.

8.2  OTHER SERVICES

     The Landlord shall cause other services to be furnished to the Tenant as set forth in Exhibit G.

8.3  ADDITIONAL SERVICES

     Upon reasonable advance notice from the Tenant, the Landlord will endeavor to furnish additional heat, air-conditioning or other services to the Premises on days and at times other than as provided in Exhibits F and G, and the Tenant shall on demand and as additional rent pay to the Landlord, on account thereof, a reasonable charge for such additional services equal to the Landlord's good faith estimate of the additional costs incurred by the Landlord on account thereof.

8.4  CAUSES BEYOND CONTROL OF THE LANDLORD

     The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including, without limitation, labor dispute, casualty, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect or default of the Tenant or the Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under the Tenant, but not including the negligent acts or omissions of the Landlord, and the period of any delay resulting therefrom shall not be counted in determining the time during which action to be taken by the Landlord hereunder shall be completed, and such time shall be extended by the period of such delay. In no event shall the Landlord ever be liable to the Tenant for any indirect or consequential damages under the provisions of this Section 8.4 or any other provision of this Lease.

                                  Article IX
                                  ----------

                  REAL ESTATE AND OTHER TAXES; OTHER EXPENSES
                  -------------------------------------------

9.1  LANDLORD TO PAY REAL ESTATE TAXES

     The Landlord shall be responsible for the payment, before the same becomes delinquent, of all general and special taxes, including assessments for local improvements, and other governmental charges which may be lawfully charged, assessed or imposed (herein collectively called the "Taxes") upon the Building and the Lot. However, if authorities having jurisdiction assess real estate taxes, assessments or other chares which the Landlord considers excessive, the Landlord may defer compliance therewith to the same extent permitted by the laws of the jurisdiction in which the same are located, so long as the validity or amount thereof is contested by the Landlord in good faith, and so long as the Tenant's occupancy of the Premises is not disturbed.

9.2  TENANT'S SHARE OF REAL ESTATE TAXES

     With reference to the Taxes described in Section 9.1, it is agreed as follows:

          (a) If the Taxes assessed against the Building and Lot during any tax year after the fiscal 1994 tax year during the Lease Term shall be greater than the Escalation Basis for Taxes (as defined in Section 1. 1), then, for each such year during the term hereof, the Tenant shall pay to the Landlord, the Tenant's Proportionate Share of such excess. Such payment shall be due and payable within thirty (30) days after the presentation by the Landlord of a copy of the bill rendered to the Landlord with respect to such Taxes, except that, if any mortgagee holding a mortgage on the Building so requests, such excess shall be paid on a monthly basis in advance, such payments to be based on the amounts that the mortgagee requires the Landlord to pay. For the recovery of such amounts, the Landlord shall have the remedies provided hereunder for nonpayment of Rent.

          (b) An equitable adjustment shall be made in such figures with respect to the first and last years of the term hereof in the event that they shall not coincide with the tax year; and an equitable adjustment shall be made in the event of any change in the method or system of taxation from that which is now applicable, including the dates and period for which such taxes are levied, or otherwise. Where the applicable tax bill is not available prior to the end of the term hereof, then the aforesaid adjustment shall be made, tentatively, on the basis of the last year's taxes, and the amount due shall be treated as an addition to the rent for the last month of the Lease Term; and final adjustment shall be made between the Landlord and the Tenant promptly after the Landlord shall have received the tax bill for such period.

          If any Taxes, with respect to which the Tenant shall have paid the Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, the Tenant shall been titled to a credit against rental obligations hereunder, in an amount equal to the difference between the Tax payment made by the Tenant based upon the originally assessed Taxes and the Tax payment due from the Tenant based upon the abated Taxes, less the Tenant's Proportionate Share of any costs or expenses, including attorney's fees of the Landlord, of securing such abatement or refund.

          (c) If some method or type of taxation or assessment shall replace in whole or in part, the current method of assessment of real estate taxes, or the type thereof, the Tenant agrees that the Tenant shall pay the Tenant's equitable share of the same computed in a fashion consistent with the method of computation herein provided, to the end that the Tenant's cost on account thereof shall be, to the maximum extent practicable, the same as the Tenant would bear under the foregoing paragraphs.

          (d) If a tax (other than a net income tax) is assessed on account of the rents or other charges payable by the Tenant to the Landlord under this Lease, the Tenant agrees to pay the same within ten (10) days after billing therefor, unless applicable law prohibits the payment of such tax by the Tenant. The Tenant's obligation to make payment of the same shall be applicable irrespective of the party to which the tax is assessed.

                                   Article X
                                   ---------

                                 OPERATING COSTS
                                 ---------------

10.1 TENANT'S SHARE OF INCREASES IN OPERATING COSTS

          (a) The annual rent payable by the Tenant shall be adjusted for increases or decreases in operating costs, adjusted to reflect full occupancy for twelve months ("Operating Costs"). The amounts of such Operating Costs escalation payments shall, except as otherwise provided below, be determined by:

              (i) Comparing the Escalation Basis for Operating Costs with the Operating Costs of the "Lease Year;"

              (ii) Computing the Tenant's share on the basis of the Tenant's Proportionate Share of the difference.

          (b) Operating Costs escalation payments shall be payable by the Tenant as follows:

              (i) No Operating Costs escalation payment shall be due or payable by the Tenant until January 1, 1996;

              (ii) If Operating Costs for calendar year 1995 exceed the Escalation Basis for Operating Costs, the Tenant shall pay, as Additional Rent, the Tenant's Proportionate Share of such excess, commencing on January 1, 1996. During 1996, the Tenant shall pay to the Landlord pro rata monthly installments on account of such excess. If the determination of such excess is not made until after January 1, 1996, upon notification to the Tenant of the amount of such excess, the Tenant shall be responsible for making such pro rate monthly installments retroactively to January 1, 1996; and

              (iii) If the Operating Costs for any Lease Year after calendar year 1995 exceed the Escalation Basis for Operating Costs or if the Operating Costs for any partial Lease Year exceed the corresponding fraction of the Escalation Basis for Operating Costs, the Tenant shall pay, as Additional Rent, the Tenant's Proportionate Share of such excess (such amount, together with the corresponding excess amount calculated under clause (ii), immediately above, being referred to hereinafter as "Operating Cost Excess").

     Within ninety (90) days of the end of 1995 and each Lease Year thereafter, the Landlord will present to the Tenant a statement by a certified public accountant summarizing Operating Costs for such year, and, in the case of the statement presented to the Tenant for 1995, the Landlord will also present to the Tenant a statement by a certified public accountant summarizing the Escalation Basis for Operating Costs. In Lease Years subsequent to 1995, the Tenant shall pay to the Landlord pro rata monthly installments on account of projected Operating Cost Excess for the Lease Year, calculated by the Landlord on the basis of the most recent Operating Costs data or budget available, with an adjustment made after the close of the Lease Year to account for actual Operating Costs for such Lease Year. If the total of such monthly installments in any Lease Year is greater than the actual Operating Cost Excess for such Lease Year, the Tenant shall be entitled to a credit against the Tenant's rental obligations hereunder in the amount of such difference. If the total of such monthly installments is less than the actual Operating Cost Excess for such Lease. Year, the Tenant shall pay to the Landlord the amount of such difference promptly upon billing therefor.

          (c) For the purposes of this Article "Escalation Basis for Operating Costs" shall have the meaning given in Section 1.1; "Lease Year" shall mean any fiscal year from January 1 to December 3 1, except that the first Lease Year during the Lease Term shall commence on the Commencement Date and end on the next following December 31 and the last Lease Year during the Lease Term shall end on the date this Lease terminates (each of such first and last Lease Years are referred to in the immediately preceding paragraph b) as a "Partial Lease Year"); and `Operating Costs" shall include:

                (1) All expense. incurred by the Landlord or its agents which shall be directly related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, lobby and elevator attendants, guards, porters, cleaners, secretaries and other personnel (including

                      (5)   Insurance premiums for the Property;

                      (6) Costs for electricity, steam and other utilities required in the Operation of the Property;

                      (7)   Water and sewer use charges for the Property;

                      (8) The costs of snowplowing and removal and landscaping for the Property;

                      (9) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property;

                      (10) The amounts paid to subsidize the operation of any cafeteria or restaurants in the Building up to but not exceeding $10,000 per year; and

                      (11) All other reasonable expenses incurred in connection with the Operation of the Property.

               Operating Costs shall be computed on an accrual basis and shall be determined in accordance with generally accepted accounting principles consistently applied. They may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating Costs:

               (1) The cost of correcting defects, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear shall not be deemed defects for this purpose;

               (2) Salaries of officers and executives of the Landlord not connected with the Operation of the Property;

               (3) The initial cost of tools and equipment used in the Operation of the Property;

               (4)   Depreciation;

               (5)   Expenses relating to tenants' alterations;

               (6)   Interest on indebtedness;

               (7) Expenses for which the Landlord, by the terms of this Lease or any other lease, makes a separate charge;

               (8)   Real estate taxes;

               (9) The cost of any electric current furnished to the Building tenants;

               (10) The cost of any services or systems for that portion of the Building occupied by the Landlord or affiliates of the Landlord (exclusive of space occupied by the Landlord or affiliates of the Landlord in connection with the Operation of the Building) and which are not provided generally to other tenants in the Building;

               (11)  Leasing fees or commissions; and

               (12) All other items which under generally accepted accounting principles as consistently applied in the real estate industry for first-class office buildings are properly classified as capital expenditures except, as otherwise provided above and except: (A) if any capital improvement results in reduced operating costs (e.g., an energy saving improvement), then with respect to the Lease Year in which the improvement is made and each subsequent Lease Year, the amount of such reduction shall be added to reasonably estimated Operating Costs for such Lease Year; and (B) an annual charge-off shall be included in Operating Costs for expenditures for alterations to the Building or the Lot required to be made by federal, state or local laws, regulations, codes or ordinances. Annual charge-off is defined as and shall be determined by amortizing the cost of such alterations over the number of years of useful life of the alterations, together with interest on the unamortized amount. The useful life shall be determined by the Landlord's accountants in accordance with generally accepted accounting principles and practices in effect at the time of the alteration.

               All Operating Costs shall be reduced by the amount (net of collection costs) of any insurance, reimbursement, discount or allowance received by the Landlord in connection with such costs.

10.2      REVIEW OF BOOKS AND RECORDS

          Upon reasonable prior notice to the Landlord given within six (6) months of presentation by the Landlord to the Tenant of the certified statement of Operating Costs for any year, the Tenant shall have the right to review with the Building Manager at the Building Manager's office during normal business hours, the records of Operating Costs for such year. The making of such request and review shall not, however, constitute grounds for any delay by the Tenant in making its payment of any Operating Costs Excess.

                                  Article XI
                                  ----------

                                   INDEMNITY
                                   ---------
11.1      TENANT'S INDEMNITY

          To the maximum extent permitted by law, the Tenant shall indemnify and hold harmless the Landlord, the directors, officers, agents and employees of the Landlord and those in privity of estate with the Landlord, from and against all claims, expenses or liability of whatever nature (a) arising from any default, act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or the failure of the Tenant or such persons to comply with any law, rule, order, regulation or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related, directly or indirectly, to the Premises or the Building, or the Tenant's use thereof; or (b) arising directly or indirectly from any accident, injury or damage, however caused, to any person or property on or about the Premises; or (c) arising, directly or indirectly, out of default or breach by the Tenant under any of the terms, conditions or covenants of this Lease or in connection with any equipment or installations to be maintained or repaired by the Tenant; or (d) arising directly or indirectly, from any accident, injury or damage to any person or property occurring outside the Premises but within the Building, or on the Lot where such accident, injury or damage results, ,m is claimed to have resulted from, any act, omission or negligence on the part of the Tenant, or the Tenant's contractors, licensees, agents, servants, employees or customers or anyone claiming by or through the Tenant; provided, however, that in no event shall the Tenant be obligated under this Section 11.1 to indemnify the Landlord, the directors, officers, agents and employees of the Landlord, or those in privity of estate with the Landlord, to the extent that such claim, expense or liability results from any omission, fault, negligence or other misconduct of the Landlord or the officers, agents or employees of the Landlord on or about the Premises or the Building.

     This indemnity and hold harmless agreement and the indemnity set forth in
Section 5.10) shall include indemnity against all expenses and liabilities incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof with counsel acceptable to the Landlord or counsel selected by an insurance company which has accepted liability for any such claim. The Landlord's and the Tenant's respective obligations and rights under this Section 11.1 and the provisions of Section 5.10) shall survive the expiration or earlier termination of this Lease.

11.2 TENANT'S RISK

     The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as the Tenant is herein given the right to use at the Tenant's sole risk; and to the fullest extent permitted by law the Landlord shall have no responsibility or liability for any loss of or damage to furnishings, fixtures, equipment or other personal property of the Tenant, or of those claiming by, through or under the Tenant, except to the extent caused by the negligence of the Landlord, its agents, employees or contractors, subject however to the ,provisions of Section 15.2.

11.3 INJURY CAUSED BY THIRD PARTIES

     The Tenant agrees that the Landlord shall not be responsible or liable to the Tenant, or to those claiming by, through or under the Tenant, for any loss or damage resulting to the Tenant or those claiming by, through or under the Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or in any part of the Building, or for any loss or damage from the breaking, bursting, crossing, stopping or leaking of electric cables and wires, and water, gas, sewer or steam pipes or like matters, except to the extent caused by the negligence of the Landlord, its agents, employees or contractors, subject however to the provisions of Section 15.2.

                                  Article XII
                                  -----------

                       THE LANDLORD'S ACCESS TO PREMISES
                       ---------------------------------

12.1 LANDLORD'S RIGHT OF ACCESS

     The Landlord shall have the right to enter the Premises at all reasonable hours and upon reasonable prior notice to the Tenant (except that no notice shall be required in an emergency) for the purpose of inspecting or of making repairs, alterations or additions to the Premises or the

Building and shall have the right, but not the obligation, to inspect the Premises and the manner of use, storage, treatment, handling and disposal of Hazardous Material for compliance with the provisions of this Lease and Environmental Laws, and the Landlord shall also have the right to make access available at all reasonable hours and upon reasonable prior notice to the Tenant, to prospective or existing mortgagees or purchasers of any part of the Building. To assure access by the Landlord to the Premises, the Tenant shall provide the Landlord with duplicate copies of all keys used by the Tenant in providing access to the Premises.

     For a period commencing twelve (12) months prior to the expiration of the Lease Term, the Landlord may have reasonable access to the Premises at all reasonable hours and upon reasonable prior notice to the Tenant for the purpose of exhibiting the same to prospective tenants.

                                 Article XIII
                                 ------------

                                   CASUALTY
                                   --------

13.1 DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

     The term "substantial damage", as used herein, shall refer to damage which is of such a character that in the Landlord's reasonable opinion the same cannot, in ordinary course, be expected to be repaired within 120 calendar days from the time that such repair work would commence. Any damage which is not "substantial damage" is "partial damage."

13.2 PARTIAL DAMAGE TO THE BUILDING

     If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly notify the Tenant of the Landlord's reasonable estimate of the period of time necessary to. repair or restore the Premises (the "Estimated Time to Repair") and proceed to restore the Building, common areas or facilities to substantially the condition in which it was immediately prior to the occurrence of such damage.

13.3 SUBSTANTIAL DAMAGE TO THE BUILDING

     If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, the Landlord shall promptly restore the Building, to the extent reasonably necessary to enable the Tenant's use of the Premises, unless the Landlord, within forty-five (45) days ("Landlord's Termination Period") after the occurrence of such damage, shall give notice to the Tenant of the Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with the Tenant's use of the Premises.

13.4 RESTORATION

     If the Landlord does not elect to terminate this Lease as provided in
Section 13.3 above, the Landlord shall notify the Tenant thereof promptly following the Landlord's Termination Period, and include with that notice the Estimated Time to Repair, as provided above. If the Estimated Time to Repair the Premises exceeds six (6) months, the Tenant shall have the right to terminate this Lease during the twenty (20) day period ("Tenant's Termination Period") immediately following receipt of the Landlord's notice, unless the Landlord offers to the Tenant to provide within 90 days comparable space in the Building at the same rent, terms and conditions provided for the balance of the Term and if the Tenant, in its sole discretion, is satisfied with the comparable space, and in that event Landlord agrees to reimburse the Tenant for the Tenant's reasonable actual out-of-pocket expenses incurred by the Tenant to relocate the Tenant's furniture, fixtures and equipment from the Premises to the substitute premises. If the Landlord or Tenant shall give such notice of termination, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If neither the Landlord nor the Tenant elect to terminate this Lease within the time periods specified herein,: the Landlord shall proceed to repair and restore the Premises in accordance with this Article XIII.

     If the Landlord shall have given a Notice of the Estimated Time to Repair pursuant to this Section 13.2 or Section 13.4, and has not completed repair or restoration work to an extent reasonably necessary to enable the Tenant to use the Premises for its business operations by the expiration of a period equal to 125 % of the Estimated Time to Repair (beginning, in the case of repair or restoration of Partial Damage, on the date that the notice of Estimated Time to Repair is given, and in the case of Substantial Damage, on the earlier of the date when restoration or repair is commenced or the date which is the first day following the expiration of the Landlord's Termination Period and, if applicable, the Tenant's Termination Period), plus, in either case, any period of delay in completing the restoration work attributable to causes beyond the Landlord's control, as set forth in Section 8.4, then, the Tenant may terminate this Lease by notice to the Landlord, provided such notice is given within fifteen (15) days of such date, and provided further that substantial completion of such repair or restoration work has not occurred at the time of giving such notice. Such termination shall take effect as if such date were the date originally established as the date of expiration of this Lease.

13.5 ABATEMENT OF RENT

     If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with the Tenant's use of the Premises as contemplated by this Lease, a just proportion of the Rent and other charges payable by the Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with the Tenant's use of the Premises.

13.6 MISCELLANEOUS

     In no event shall the Landlord have any obligation to make any repairs or perform any restoration work under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including without limitation, the requirements of any applicable laws, codes, ordinances, rules or regulations. All such repairs shall be made by the Landlord at its expense, but the Landlord shall not be obligated to expend for such repair any amount in excess of the net insurance proceeds actually received by the Landlord by reason of such damage. Further, the Landlord shall not be obligated to make any repairs or perform any restoration work to any fixtures in or portions of the Premises or the Building which are not the property of the Landlord.

                                  Article XIV
                                  -----------

                                EMINENT DOMAIN
                                --------------

14.1 RIGHTS OF TERMINATION FOR TAKING

     If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for the Tenant's purposes, shall be taken by condemnation or right of eminent: domain (including a temporary taking in excess of 180 days), the Landlord or the Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after the Tenant has been deprived of possession.

     Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken or condemned or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in the Landlord's reasonable opinion, be uneconomical, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire so to do not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord shall promptly after the determination of the Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to the Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of the Tenant permitted hereunder. Should the net amount so awarded to the Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of the Landlord, the Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with reasonable diligence, or may terminate this Lease by giving notice to the Tenant not later than a reasonable time after the Landlord has determined the estimated cost of such restoration.

14.2 PAYMENT OF AWARD

     The Landlord shall have and hereby reserves and excepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid, except to the extent expressly otherwise provided in this Section
14.2. The Tenant covenants to deliver such further assignments and assurances eof as the Landlord may from time to time request, hereby irrevocably designating and appointing the Landlord as its attorney-in-fact to execute and deliver in the Tenant's name and behalf all such further assignments and assurances thereof. The Tenant reserves the right to prosecute in any condemnation proceedings a claim for the unamortized (based upon an amortization period equal to the Term of this Lease) value of the Tenant's Work (other than the Restroom Work) and the value of any of the Tenant's usual trade fixtures installed in the Premises by the Tenant at the Tenant's expense, and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by the Landlord from the taking authority.

14.3 ABATEMENT OF RENT

     In the event of any such taking of the Premises, the Rent and other charges, or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

14.4 MISCELLANEOUS

     In no event shall the Landlord have any obligation to make any repairs under this Article XIV if prevented from doing so by reason of any cause beyond its reasonable control, including requirements of any applicable laws, codes, ordinances, permit conditions, rules or regulations. Further, the Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than the Landlord or which were not the property of the Landlord.

                                  Article XV
                                  ----------

                                  INSURANCE

15.1 PUBLIC LIABILITY AND PROPERTY INSURANCE

     The Tenant agrees to maintain in full force from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as the Tenant is in occupancy of any part of the Premises, a policy of commercial general liability insurance, including the so-called broadening endorsement (i.e., broad form) written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises and under which the Landlord, and such other persons as are in privity of estate with the Landlord (as may be set forth in a notice given from time to time by the Landlord) and the Tenant are named as insureds, as their respective interests appear, each with the same effect as if separately insured. The minimum limits of liability of not less than $5,000,000 in the event of personal injury to any number of persons or damage to property arising out of any one occurrence. The Landlord shall have the right from time to time to increase such minimum limits upon notice to the Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater metropolitan area north of Boston.

     The Tenant shall also maintain in full force and effect from the date upon which the Tenant first enters the Premises for any reason, throughout the Lease Term and thereafter so long as the Tenant is in occupancy of any part of the Premises, property insurance covering the Tenant's furnishings, fixtures, equipment or other personal property of the Tenant written on an "All Risk" basis for full replacement cost, and such other insurance as the Landlord may, from time to time, reasonably require. Without limiting the provisions of
Section 11.2, if the Tenant fails to take out or maintain any policy of insurance required by this Article XV to be taken out and maintained, such failure shall be complete defense to any claim asserted by the Tenant against the Landlord by reason of any loss sustained by the Tenant that would have been covered by such policy.

15.2 NON-SUBROGATION

     Insofar as, and to the extent that, the following provision may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the locality in which the Premises are located (even though extra premium may result therefrom), the Landlord and the Tenant mutually agree for themselves and for anyone claiming by, through or under the Tenant that, with respect to any hazard which is covered by insurance then being carried by them, respectively, the one carrying such insurance and suffering such loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their respective insurance companies shall have no right of subrogation against the other on account thereof. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective. If the release of either party provided above shall contravene any law with respect to exculpatory agreements, the liability of the party for whose benefit such release was intended shall remain but shall be secondary to that of the other party's insurer.

15.3 EXTRA HAZARDOUS USE

     The Tenant covenants and agrees that the Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which would invalidate or be in conflict with insurance coverage maintained by or for the Landlord with respect to the Building or which would increase the rate of insurance on the Premises or on the Building above the standard rate applicable to the Premises or the Building for the use to which the Tenant has agreed to devote the Premises; and the Tenant further agrees that, in the event that the Tenant shall do any of the foregoing, the Tenant will, at Landlord's election, cease such activity or promptly pay to the Landlord, on demand, any such increase resulting therefrom, which shall be due and payable as additional rent hereunder.

15.4 PROPERTY INSURANCE

     The Landlord shall, during the term of the Lease, carry and maintain in force insurance coverage with respect to the Building insuring the same against loss or damage by fire and other hazards including within so-called "All-Risk" coverage in an amount not less than full replacement value of the Building (exclusive of excavation and foundation costs and the costs of subsurface tanks, conduits and similar subsurface items), and subject to a deductible amount not exceeding $10,000.

                                  Article XVI
                                  -----------

                                    DEFAULT
                                    -------

16.1 TENANT'S DEFAULT

     If:

          (a) The Tenant shall fail to pay the Rent or other charges on or before the date on which the same becomes due and payable and the same continues for five (5) days after notice ("Default Notice") from the Landlord of such default, except that if the Tenant shall have failed to pay Rent or other charges due hereunder and shall have received a Default Notice from the Landlord, the Tenant shall not be entitled to notice from the Landlord with respect to further failures to pay Rent or other charges on or before the date on which the same become due and payable occurring during the succeeding twelve (12) month period, or

          (b) The Tenant shall fail to perform or observe any other term or condition contained in this Lease within thirty (30) days after notice from the Landlord thereof, unless such default is of such a nature that it cannot be cured within such thirty (30) day period, in which case no event of default shall occur unless the Tenant shall not commence to cure such failure promptly within such ten day period and thereafter continuously and diligently complete the curing of the same, or

          (c) The Tenant shall abandon the Leased Premises except as provided in
     Section 5.1(i), above, or

          (d) If the Tenant's interest in this Lease shall devolve upon or pass to any person, whether by operation of law or otherwise, except as expressly permitted under Article VI,

          (e) Except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if the Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made of the property of the Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of the Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of the Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within forty-five (45) days after it is begun, or if the Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts, then, and in any of such cases (notwithstanding any instance of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), the Landlord may, without prejudice to any remedies which might otherwise be available for arrears of rent or preceding breach of covenant, immediately or at any time thereafter while such failure continues, terminate this Lease by giving notice to the Tenant. The Tenant hereby acknowledges that the foregoing default notice provisions are in lieu of, and in substitution for, any statutory notice to terminate, vacate or quit the Premises. The Tenant covenants and agrees, notwithstanding such termination of this Lease, to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent, additional rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated, and to pay within fifteen (15) days of such termination an amount equal to the Rent, additional rent and other charges that would have been due and payable but for any rent concession (such as free rent, reduced rent and the like), together with the unamortized value of any leasehold improvements constructed or " installed in the Premises at the Landlord's cost, if any, but, in the event the Premises or any part thereof shall be re-let by the Landlord, the Tenant shall be entitled to a credit in the net amount of rent received by the Landlord in reletting, after deduction of all of the Landlord's expenses incurred in reletting the Premises (including, without limitation, remodeling costs, attorneys' fees, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

     Amounts received by the Landlord after reletting and for the remainder of what would have been the Lease Term had the Tenant fully complied with the terms of this Lease (and no other special event allowing termination had occurred), shall first be applied against the Landlord's expenses, until the same are recovered, and until such recovery the Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which the Tenant is obligated to pay under the terms of this Lease (the Tenant's liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by the Landlord as have not previously been applied shall be credited against the Tenant's obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by the Tenant. If the Landlord re-lets the whole or any part of the Premises from time to time, such reletting may be at such rental rates and upon such conditions, which may include free rent periods and other concessions, as the Landlord in its sole discretion may determine. The Landlord shall in no event be liable for refusal or failure to re-let the whole or any part of the Premises, or in the event of any reletting the failure to collect any rent due upon such reletting, and no such failures or refusals shall operate to relieve the Tenant from any liability hereunder.

     As an alternative, at the election of the Landlord made any time after such termination, the Tenant shall pay within fifteen (15) days of billing therefor to the Landlord as liquidated damages, in addition to any amounts which were due prior to the date of such termination and whether or not the Landlord has received payment pursuant to the provisions of the preceding paragraphs of this Section 16.1, such a sum as at the time of such election represents (i) the amount equal to the Rent that would have been due and payable but for any rent concessions (such as free rent, reduced rent and the like) provided in this Lease, (ii) the amount of the excess, if any, of the then value (the "Lease Value") of the total Rent, additional rent and other benefits which would have accrued to the Landlord under this Lease for the remainder of what would have been the Lease Term if the Lease terms had been fully complied with by the Tenant (and no other special event allowing termination had occurred) over the aggregate projected market rental value of the Premises, estimated as of the date of such election, as a single lump sum, for the balance of such period plus, (iii) an amount equal to the Rent, additional rent and other charges due during the six months next following the date of such termination, or if the period from the date of termination through the last day of what would have been the Lease Term (if the Lease terms had been fully complied with and a termination had not occurred) is less than six months, an amount equal to the Rent, additional rent and other charges due during such period. Notwithstanding the foregoing, the Tenant shall not be required to make any payments pursuant to clause (iii) of the immediately preceding sentence if, within fifteen (15) days after the date of termination, the Tenant pays to the Landlord all Rent, additional rent and other charges payable to the Landlord hereunder through the date of such termination, and thereafter makes all payments due the Landlord under this Section 16.1 on or before the date when the same become due.

     Nothing herein contained shall be construed as limiting or precluding the recovery by the Landlord against the Tenant of any sums or damages to which, in addition to the damages particularly provided above, the Landlord may lawfully be entitled by reason of any default hereunder on the part of the Tenant. The Landlord agrees to use reasonable efforts to mitigate its damages upon any default hereunder on the part of the Tenant. Further, if this Lease is guaranteed on behalf of the Tenant, all of the foregoing provisions with respect to bankruptcy, etc. of the Tenant shall be treated as reading "the Tenant or the guarantor" hereof and shall, accordingly, apply fully to any such guarantor.

     Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all legal fees and expenses incurred by the Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Premises, including without limitation, any breach by the Tenant of its obligations hereunder.

16.2 LANDLORD'S DEFAULT

     The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by the Tenant to the Landlord properly specifying wherein the Landlord has failed to perform any such obligation.

     Further, if the holder of a mortgage which includes the Premises notifies the Tenant that such holder has taken over the Landlord's rights under this Lease, the Tenant shall not assert any right to deduct the cost of repairs or any monetary claims against the Landlord theretofore accrued from rent thereafter due and payable, but shall took solely to the Landlord and not such holder for satisfaction of such claim.

                                 Article XVII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

17.1 WAIVER

     Failure on the part of the Landlord or the Tenant to complain of any action or non-action on the part of the other, no matter how frequently the same may occur or how long the same may continue, shall never be a waiver by the Landlord or the Tenant of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by the Landlord or the Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Landlord or the Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary the Landlord's or the Tenant's consent or approval to or of any subsequent similar act by the other. No option or right granted to the Tenant to renew this Lease or to extend the Lease Term shall be considered to give the Tenant any further option or right to renew or extend.

17.2 COVENANT OF QUIET ENJOYMENT

     Subject to the terms and provisions of this Lease and on payment of the rent and compliance with all of the terms and provisions of this Lease, the Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Lease Term, without hindrance or ejection by the Landlord or by any persons lawfully claiming under the Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.3 NO PERSONAL LIABILITY OF THE LANDLORD

     The Tenant agrees to look solely to the Landlord's then equity interest in the Building at the time owned, or in which the Landlord holds an interest as ground lessee, for recovery of any judgment from the Landlord; it being specifically agreed that neither the Landlord (whether the Landlord be an individual, partnership, firm, corporation, trustee or other fiduciary) nor any of the partners constituting the Landlord, nor any beneficiary of any trust of which any person holding the Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to the Tenant. The covenants of the Landlord contained in this Lease shall be binding upon the Landlord and the Landlord's successors only with respect to breaches occurring during the Landlord's and the Landlord's successors' respective periods of ownership of the Landlord's interest hereunder.

17.4 NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE

     After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from the Tenant to the Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of the Landlord's defaults by such holder or ground lessor shall be treated as performance by the Landlord. Accordingly, no act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Tenant shall have been notified in advance of the existence of a firm or other entity that holds a mortgage which includes the Premises or of a ground lessor, and (ii) the Tenant shall have first given written notice of the Landlord's act or failure to act to such holder or ground lessor, if any, specifying the act or failure to act on the part of the Landlord which could or would give basis to the Tenant's rights; and
(iii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this paragraph shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the Lot and Building if any such holder or ground lessor elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

17.5 ASSIGNMENT OF RENTS

     With reference to any assignment by the Landlord of the Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or a ground lessor on property which includes the Premises, the Tenant agrees:

          (a) That the execution thereof by the Landlord, and the acceptance thereof by the holder of such mortgage or ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of the Landlord hereunder, unless such holder or ground lessor shall, by notice sent to the Tenant, specifically make such election; and

          (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed the Landlord's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of the Landlord's position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by operation of law or otherwise, of the Landlord's obligations hereunder, but the Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of the Landlord's obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser-lessor. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until the Landlord's position shall have been assumed by such purchaser-lessor.

17.6 NO BROKERAGE

     The Landlord and the Tenant warrant and represent to the other that each has dealt with no brokers other than Leggat, McCall, Grubb & Ellis, Inc. and Dobroth & Fryer in connection with the consummation of this Lease, and, in the event of any brokerage claims, other than claims by Leggat, McCall, Grubb & Ellis, Inc. and Dobroth & Fryer against the Landlord or the Tenant predicated upon prior dealings with the Tenant or the Landlord, as the case may be, the Landlord and the Tenant each agree to defend the same and indemnify the other against any such claim based upon a violation of the foregoing representations and warranties by either party.

17.7 INVALIDITY OF PARTICULAR PROVISIONS

     If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

17.8 PROVISIONS BINDING, ETC.

     Except as herein otherwise expressly provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Landlord and Tenant and, if the Tenant shall be an individual, upon and to his heirs, executors, administrators, legal representatives, successors and assigns. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. The. reference contained to successors and assigns of the Tenant is not intended to constitute a consent to assignment by the Tenant, but has reference only to those instances in which the Landlord may later give consent to a particular assignment as required by those provisions of Article VI hereof. If the Tenant be several persons, natural or corporate, the liability of such persons for compliance with the obligations of the Tenant under this Lease shall be joint and several. In all instances where the Tenant is required under this Lease to pay any sum or do any act at or by a particular time it is agreed that time is of the essence.

17.9 RECORDING

     The Tenant agrees not to record this Lease, but each party hereto agrees, on the request of the other, to execute, acknowledge and deliver a Notice of Lease reasonably satisfactory in form to the Landlord's attorneys.

     In no event shall such document set forth the Rent or other charges payable by the Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. In the event of termination of this Lease, the Tenant agrees to execute a recordable instrument setting forth the fact of and date of such termination and hereby irrevocably designates and appoints the Landlord as its attorney-in-fact to execute in the name of the Tenant and to record such instrument.

17.10  NOTICES

       Whenever, by the terms of this Lease, notice shall or may be given either to the Landlord or to the Tenant, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express Mail):

          If intended for the Landlord, addressed to the Landlord at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Landlord by like notice.

          If intended for the Tenant, addressed to the Tenant at the address set forth on the first page of this Lease, or to such other address or addresses as may from time to time hereafter be designated by the Tenant by like notice.

       All such notices shall be effective when deposited in the :United States mail within the Continental United States or when received by the "express" mail carrier, as the case may be.

17.11  WHEN LEASE BECOMES BINDING

       Employees or agents of the Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both the Landlord and the Tenant. All negotiations, consideration, representations and understandings between the Landlord and the Tenant are incorporated herein and may be modified or altered only by written agreement between the Landlord and the Tenant, and no act or omission of any employee or agent of the Landlord shall alter, change or modify any of the provisions hereof.

17.12  SECTION HEADINGS

       The section headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. In addition, if any provision of this Lease shall conflict with any provision of any Exhibit to this Lease, the provisions of this Lease shall control.

17.13  RIGHTS OF MORTGAGEE

          (a) If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to an institutional lender, and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Tenant hereunder shall be subordinate to the rights of such holder, provided that such holder shall agree to recognize in writing the right of the Tenant to use and occupy the Premises upon the payment of rent and other charges payable by the Tenant under this Lease, and the performance by the Tenant of the Tenant's obligations hereunder (but without any assumption by such holder of the Landlord's obligations under this Lease); or

          (b) If any holder of a mortgage or holder of a ground lease of property which includes the Premises, originally given to an institutional lender, and executed and recorded prior to the date of this Lease, shall so elect, this Lease, and the rights of the Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

          The election of any such holder as to Subsection (a) above shall be exercised by notice to the Tenant, in the same fashion as notices under this Lease are given by the Landlord to the Tenant, and, if such notice is given, such subordination shall be effective with reference to advances then or thereafter made by such holder under such mortgage or in connection with such ground lease financing. Any election as to Subsection (b) above shall become effective upon either notice from such holder to the Tenant in the same fashion as notices from the Landlord to the Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.

          (c) The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such holder constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring, an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such holder; every such holder is hereby constituted a party to this Lease and an obligee hereunder to the same extent as though its name was written hereon as such; and such holder shall at its written election be entitled to enforce such provisions in its own name.

          (d) If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, the Tenant will not unreasonably withhold, delay or condition its consent thereto, provided that such modifications do not (i) increase the monetary obligations of the Tenant or (ii) materially increase the other obligations of the Tenant hereunder or materially adversely affect the Tenant or the leasehold interest hereby created.

          (e) Provided the Tenant shall have been notified in advance of the existence of a firm or other entity that holds a mortgage which includes the Premises or of a ground lessor, no assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Landlord under this Lease, or to relieve the Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by the Landlord's mortgagees of record, if any.

          (f) The Tenant agrees on request of the Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Section 17.13.

17.14  STATUS REPORT; MODIFICATION

       Recognizing that the Landlord or the Tenant may find it necessary to establish to third parties, such as accountants, banks, mortgagees or the like, the then current status of performance hereunder (such as, but not limited to, a so-called estoppel certificate executed and acknowledged by the Tenant, in form satisfactory to the Landlord, (i) stating that this Lease is then in full force and effect and has not been modified or, if modified, setting forth the specific nature of all modifications, and (ii) setting forth the date to which the Rent and any additional rent or other charges has been paid, and (iii) stating whether or not, to the best knowledge of the Tenant, the Landlord is in default under this Lease, and if the Landlord is in default, setting forth the specific nature of all such defaults), the Tenant, on the request of the Landlord made from time to time, will promptly and in any event within twenty-one (21) days of a written request therefor furnish a statement or certification of the status ' of any matter pertaining to this Lease; and the Landlord, on request of the Tenant made from time to time will promptly and in any event within twenty-one
(21) days of a written request therefor, furnish a statement or certification of the status of any matter pertaining to this Lease. Without limiting the generality of the foregoing, the Tenant specifically agrees, promptly upon the commencement of the Lease Term, to acknowledge to the Landlord satisfaction of any requirements with respect to construction of leasehold improvements except for such matters as the Tenant may set forth specifically in such statement. Further, the Tenant agrees that it will respond to the Landlord in connection with, or provide to the Landlord promptly and in any event within twenty-one
(21) days of a written request therefor, requests for information, agreements or instruments collateral or relating to this Lease, such as but not limited to requests for information regarding the merger, consolidation or other restructuring of the Tenant, and executing and delivering agreements in connection with amending, extending or renewing the Lease. 'Me Tenant acknowledges that any statement delivered pursuant to this Section 17.14 may be relied upon by any purchaser or owner of the Building or the Lot or any part thereof, or the Landlord's interest in the Building or the Lot or any ground or underlying lease, or by any mortgagee, or by any assignee of any mortgagee, or by any lessee under any ground or underlying lease.

17.15  SECURITY DEPOSIT

       If, in Section 1.1 hereof a Security Deposit is specified, the Tenant agrees that the same will be paid upon execution and delivery of this Lease, and that the Landlord shall hold the same, throughout the Lease Term, as security for the performance by the Tenant of all obligations on the part of the Tenant to be kept and performed. The Landlord shall have the right from time to time without prejudice to any other remedy the Landlord may have on account thereof, to apply the Security Deposit, or any part thereof, to the Landlord's damages arising from any default on the part of the Tenant. Upon such application the amount so applied shall be paid by the Tenant to the Landlord upon demand in order that the security deposit may at all times be equal to the amount set forth in Section 1.1. The Tenant not then being in default, the Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 17.15, to the Tenant following the expiration or earlier termination of the Lease Term and surrender of possession of the Premises by the Tenant to the Landlord at such time. The Landlord shall, unless otherwise required by law, have no obligation to pay interest on the deposit, shall maintain the Security Deposit in a separate account and shall not comminute the Security Deposit with the Landlord's other funds. If the Landlord conveys the Landlord's interest under this Lease, the deposit, or any part thereof not previously applied, shall be turned over by the Landlord to the Landlord's grantee, and, when so turned over, the Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 17.15, and the return thereof in accordance herewith. The Tenant agrees that the Tenant will not assign, encumber or pledge, attempt to assign, encumber or pledge the moneys deposited herein as security, and that neither the Landlord, nor its successors and assigns, shall be bound by any such assignment, encumbrance or pledge, attempted assignment, attempted pledge, or attempted encumbrance.

       The holder of a mortgage of property which includes the Premises shall not be responsible to the Tenant for the return or application of any such deposit, whether or not it succeeds to the position of the Landlord hereunder, unless such deposit shall have been received in hand by such holder.

       For the purposes of Sections 17.4, 17.5, 17.13, 17.14, and this Section 17.15, the term "mortgage" includes a mortgage on a leasehold interest of the Landlord (but not one on the Tenant's leasehold interest).

17.16  SELF-HELP

       The Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of moneys which may be necessary or appropriate by reason of the failure or neglect of the Tenant to perform any of the provisions of this Lease, and in the event of the exercise of such right by the Landlord, the Tenant agrees to pay to the Landlord forthwith upon demand the cost of performing the same, plus an administrative charge (covering overhead and profit) not to exceed 10% of such cost; and if the Tenant shall default in such payment, the Landlord shall have the same rights and remedies as the Landlord has hereunder for the failure of the Tenant to pay the Rent.

17.17  RELIEF LIMITED

       Whenever the Tenant shall claim under any provision of this Lease, that the Landlord has unreasonably withheld or delayed its consent to some request of the Tenant, the Tenant shall have no claim for damages by reason of such alleged withholding or delay, and the Tenant's sole remedy therefor shall be declaratory or injunctive relief or submittal of the claim to mediation, as is provided below, but in any event without the recovery of damages. The parties agree that any such claim may be submitted for mediation in accordance with the Building Owners and Management Association Alternative Dispute Resolution Guidelines and Rules or any other mutually agreeable dispute resolution procedure.

17.18  HOLDING OVER

       Any holding over by the Tenant after the expiration of the Lease Term without the written consent of the Landlord shall be treated as a tenancy at sufferance at a rental rate equal to 150% of the Rent specified herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, so far as applicable.

       Any holding over by the Tenant after the expiration of the Lease Term with the written consent of the Landlord shall be on a month-to-month basis, terminable by either party on thirty (30) days' notice and shall be at the same Rent specified herein and shall otherwise be on the terms and conditions set forth herein, so far as applicable.

17.19  CERTIFICATE

       Each of the persons executing this instrument on behalf: of the Tenant, hereby covenant and warrant that the Tenant is a duly existing and valid corporation and that the Tenant is qualified to do business in Massachusetts. Further, the Tenant shall deliver to the Landlord, at the time of execution of this Lease, a Clerk's or Secretary's Certificate in the form attached hereto as Exhibit H (or other suitable form satisfactory to counsel for the Landlord), as to the due authorization of the execution of this Lease and incumbency of the signing officer.

       IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, as of the Date set forth in Section 1.1.

                              LANDLORD:

                              Metropolitan Life Insurance Company


                              By: /s/ John F. Coehn
                                  -------------------------------------------
                                  Its Assistant Vice President
                                  hereunto duly authorized

                              TENANT:

                              Adra Systems, Inc.


                              By: /s/ W. L. Fiedler
                                  -------------------------------------------
                                  Its Vice President Finance & Administration
                                            hereunto duly authorized

                                   EXHIBIT A

                     Plan Showing the First Floor Premises
                     -------------------------------------

                                  EXHIBIT A-1

                     Plan Showing the Third Floor Premises
                     -------------------------------------

                                   EXHIBIT B

                            Description of the Lot
                            ----------------------

     The real property affected by the instrument of which this Exhibit B forms a part consists of those certain parcels of land with all buildings, structures and improvements now or hereafter situated thereon located in Chelmsford and Lowell, Middlesex County, Massachusetts more particularly described as follows:

PARCEL 1
--------

     A certain parcel of land with all buildings, structures and improvements now or hereafter situated thereon, located in the City of Lowell, Massachusetts and the Town of Chelmsford, Massachusetts, being shown as Parcel "B" on a "Compiled Plan of Land in Chelmsford and Lowell, Massachusetts', prepared for ,',Interstate Executive Center Associates, c/o Dobroth & Fryer. Scale
1" = 100', dated October 23, 1984, by Robert M. Gill Associates, Inc., Civil Engineers and Surveyors, recorded at Plan Book 147, Plan No. 50, Middlesex North Registry of Deeds, said parcel containing 8.53 acres, more or less.

PARCEL 2
--------

     A certain parcel of land with all buildings, structures and improvements now or hereafter situated thereon located in the Town of Chelmsford, Massachusetts, being shown as Parcel "C" on the Plan first below referred to and located on the easterly side of Delmore Drive, more fully described as follows:

          Beginning at the northwesterly corner of the premises, on the easterly side of Delmore Drive and the Southwesterly corner of land now or formerly of SEATON;

          thence north 76(degrees) 43' 33" east, 100.00 feet to a point;

          thence south 10(degrees) 57' 42" east, 40.03 feet to a point;

          thence south 13(degrees) 53' 47" east, 24.85 feet to a point;

          thence south 72(degrees) 02' 31" west, 100.00 feet to a point;

          thence north 13(degrees) 53' 47" west, 34.70 feet to a point;

          thence north 11(degrees) 11' 55" west, 38.34 feet to the point of beginning.

     Said parcel containing 6,882 square feet, more or less and being shown on a plan recorded at the Middlesex North Registry of Deeds, Plan Book 147, Plan No. 50.

     The within premises are conveyed together with the benefit of those certain easements set forth in a Declaration of Easements dated January 17, 1984, recorded with said Deeds, Book 2690, Page 464 and as shown on a Plan entitled "Plan of Land in Chelmsford and Lowell prepared for Interstate Executive Center Assoc. c/o Dobroth Fryer" dated December 30, 1983 and recorded with said Deeds in Plan Book 142, Plan 45, including without limitation, an Access Way Easement and Drainage Easement, Parking Easement B and a Drainage Easement located on Parcel A.

                                   EXHIBIT C

                             Rules and Regulations
                             ---------------------

     The Tenant shall observe faithfully, and comply with, and shall not permit the violation of, the Rules and Regulations set forth in this Exhibit C and such additional Rules and Regulations as Landlord may, from time to time, adopt. All of the terms, covenants and conditions of this Exhibit C shall be deemed part of this Lease as though fully set forth in the body of this Lease. In case Tenant disputes the reasonableness of any additional Rules and Regulations hereafter adopted by Landlord. the Tenant's right to dispute the reasonableness of any additional Rule or Regulation shall be deemed waived unless asserted by service of a notice upon the Landlord within ten (10) days after the date upon which the Landlord shall give notice to the Tenant of the adoption of any such additional Rule or Regulation.

     The Tenant agrees:

     1. The sidewalks, plazas, entrances, lobbies, corridors, elevators, fire exits and stairways of the Building shall not be encumbered or obstructed by any tenant or its agents, employees, licensees or invitees, or be used for any purpose other than ingress to and egress from the tenant's premises.

     2. All deliveries to and' removals from the Building of furniture, equipment and supplies shall be by way of the rear door and during such hours as may be prescribed by the Landlord. All incoming and outgoing shipments must be moved directly, by the delivery or pick up agent, from the delivery entrance. Building operating personnel are not authorized to receipt for shipments to or from the building. Furniture, equipment and supplies. and other packages, materials and items requiring the use of a hand truck or other type of wheeled transporter, shall be moved in or out of the Building or between floors of the Building only upon the elevator or elevators designated by the Landlord for that purpose and then only during such hours and in such manner as may be prescribed by the Landlord and any damage to the Building or any part thereof caused by the moving in or out of the Building or between floors of the Building of said materials shall be repaired by the Landlord at the expense of the tenant responsible therefor. No tenant shall move or permit to be moved into or out of the Building or the Premises any furniture, furnishings, equipment or other property (excluding, only routine deliveries to and from the Premises of supplies, packages and the like) without having first notified in advance the Landlord or the Building Manager. Notwithstanding the foregoing, the Landlord hereby acknowledges and agrees to the Tenant's use of common areas and facilities on the first floor of the Building for shipping and receiving, and to the Tenant's use of the elevator between the first and third floors during the Tenant's business hours, so long as the Tenant's shipping and receiving activities do not unreasonably interfere with or impede these common areas and facilities.

     3. No tenant shall obtain or accept for use in its premises. food or beverage dispensers or vending machines of any kind without the written consent of the Landlord, except to the extent approved by the Landlord.

     4. If a tenant's premises become infested with vermin due to tenants own misuse of the premises, such tenant, at its sole cost and expense, shall cause its premises to be exterminated by such exterminators as shall be approved by the Landlord at such times and to such extent as the Landlord deems necessary to exterminate the vermin.

     5. No animals or birds, bicycles or other vehicles shall be allowed in the corridors, lobbies, elevators, or elsewhere in the Building

     6. Canvassing, soliciting and peddling in the Building, is prohibited and each tenant shall cooperate to prevent the same.

     7. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweeping, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant, its servants. employees, agents, visitors or licensees, shall be borne by Tenant.

     8.  Each tenant shall, at its expense, provide artificial light for the
                                                               ------
employees of Landlord while doing janitor's service or other cleaning and in making repairs or alterations in said Premises. Subject to the provisions of
Article XV of this Lease, Landlord shall be in no way responsible to any tenant for loss of property from the Premises. however occurring, or for damage done to the furniture or other effects of any tenant by Landlord's agents, other janitors, cleaners, employees or contractors doing work in the Premises.

     9.  Typical floors are designed to carry live loads not exceeding fifty
(50) pounds per square foot. Safes and other especially heavy items shall not be located in the Premises without Landlord's prior written approval.

     10. Tenant may request heating or air-conditioning during other periods in addition to normal working hours by submitting its request in writing! to the Building Manager's office no later than 2:00 PM of the preceding workday (Monday through Friday) on forms available from the Building Manager. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel who are authorized to make such requests. Chares for "off-hour" services shall be paid, as additional rent, by the Tenant. Such charges shall be fair and reasonable and reflect the additional operating and administrative costs involved as estimated in good faith by the Landlord and the necessity of having maintenance personnel on duty for a full shift regardless of the actual time the equipment is in use. If two or more tenants originate such requests, charges shall be prorated for hours of simultaneous operation.

     11. Each tenant shall be responsible for all persons under the Tenant's control authorized to have access to the Building and shall be liable to Landlord for all of their acts while in the Building or on the Lot. Landlord may require all persons given access to the Building during non-business hours to sign a register on entering and leaving the Building.

     12. No curtains, blinds, shades or screens other than those furnished by Landlord shall be attached to, hung in or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtain, blinds, shades, screens or other fixtures must be of a quality type, design and color, and attached in the manner approved by Landlord.

     13. Tenants may be requested to assign from among their employees personnel to perform specific tasks required in connection with the emergency evacuation of the Building.

     14. The Landlord reserves the right at any time to change, rescind or waive any one or more of these Rules and Regulations, and to make such other and further reasonable rules and regulations as its judgment may from time to time be necessary for the safety, care, convenience or cleanliness of the Building or for the preservation of comfort or good order therein. The Landlord shall not be liable to any tenant for violation of the same by any ocher tenant, its agents, employees, licensees or invitees.

     15. Any tenant may submit requests to the Building Manager for "special services" ("special services". means services which are in addition to those services required to be provided by the Landlord at the Landlord's cost under the Lease, and include such services as arranging for the construction or installation of tenant improvements). If the Landlord chooses to undertake any special services requested by any tenant, the tenant agrees to pay to the Landlord, promptly upon billing, the full cost of the work performed or services rendered plus an administrative charge equal to ten percent (10%) of such cost to cover the Landlord's cost of overhead, supervision and coordination of the special services.

     16. Smoking is not permitted in the lobbies, elevators or other common areas of the Building.

                                   EXHIBIT D

                  Plans and Specifications for Tenant's Work
                  ------------------------------------------

     Plans prepared by Wilson Architectural Services for Adra Systems, Inc.
-- Tenant Work for Building at Two Executive Drive, Chelmsford, First and Third Floors, dated January 13, 1993, consisting of three sheets.

                                   EXHIBIT E

                                 Sign Standards
                                 --------------

     Tenant shall have the right, subject to the Landlord's approval not to be unreasonably withheld or delayed, to exterior "signs" in conformance with standards and requirements as follows

     1.  Building Sign.  The Tenant, at its expense, may install a Building sin
         -------------
consisting of the Tenant`s logo and/or letters to spell out, as a maximum, the corporate name of the tenant; such logo and/or letters to be individually affixed to the exterior of the building in a location and manner acceptable co the Landlord. The logo and individual letters (i) shall be no more d= two feet high nor more than two and a half inches deep, (ii) shall not be internally illuminated or illuminated by lights bracketed off the building, and (iii) shall be fabricated of no. 304 (18-8 alloy) stainless steel with a stain finish, grain to be horizontal; the minimum thickness of faces to be 18-gauge and sides to be 22-gauge. The design, location. and proposed installation must be approved in writing, by the Landlord prior to installation.

     2.  Street Sign.  Where the Tenant is a major tenant (tenant of at least
         -----------
20.000 square feet) of the building, the Tenant, at its expense, may request that the Landlord include on either one or both faces of the street address sign located at the entrance of the building site lettering to spell out. as a maximum, the corporate name of the Tenant. The background field area for lettering so requested is limited to a maximum size of 4 inches high by 7" inches long on the signs of multi-tenanted buildings. on the signs of single-tenanted buildings the maximum background field area is 17 inches high by 72 inches long, and in addition to the corporate name may also include lettering to identify a subdivision or special use group of the Tenant pertinent to the building. The individual letters on these signs shall be adhesive backed vinyl with a maximum height of 6 inches; they may be at the Tenant's option in the log typeface of Tenant's corporate graphic standards, or helvitica medium. Unless otherwise approved in writing by the Landlord, the color of the letters shall be black. The Tenant is responsible for graphic layout and for the Landlord's costs of providing and installing the lettering.

     3.  Traffic Directory Signs.  Where the Tenant is the sole tenant of the
         -----------------------
entire building, the Tenant, at its expense and with the prior written approval of the Landlord, may install within the bounds of the leased building sire vehicular and/or pedestrian directory sins. Such signs shall be identical in design and construction. The sign face shall be rectilinear and shall nor have an area exceeding 20 inches high by 28 inches wide. The mounting height of such signs shall nor exceed the mounting height of the other traffic control signs in the vicinity of the Building.

     4.  Flag Pole.  Where the Tenant is the sole tenant of the entire building.
         ---------
the Tenant, at its expense. and subject to prior written approval of the Landlord. may install within the bounds of the leased building site a ground-mounted pole for purposes of "flying" an American, a State or a corporate flag. The pole design, location, and proposed installation must be approved in writing by the Landlord prior to installation.

     General requirements pertaining to all exterior signs, including interior signs that are intended to be seen or visible from the exterior, are as follows:

     A. Any sin and the installation thereof shall comply with all applicable laws and ordinances, and the Tenant, at its expense, shall have obtained all necessary permits and licenses therefor;

     B. The location, size, design, materials used, and colors of any sign, including flagpole, flags, banners, balloons, and/or any other type of attention-getting, device is subject to the Landlord's written approval prior to installation;

     C. Prior to the Tenant's vacation of the Premises. in whole or in part, the Tenant, at its expense, will remove or cause to be removed (i) the Building Sign and restore the facade of the Building to the condition It was in prior to the time the Building Sign was affixed thereto, and (ii) all other exterior signs requested and/or installed by the Tenant. unless specifically exempted by the Landlord, and restore the area(s) of such sign(s) to match surrounding conditions;

     D. Landlord shall have the right to prohibit any advertising or identifying sign by the Tenant which, in the landlord's judgment. tends to impair the reputation of the Building and the building site, and upon written notice from the Landlord. the Tenant shall immediately discontinue such advertising or identifying sign, and, at its expense, shall restore the area of such sign to its pre-existing condition;

     E. Landlord reserves the right to relocate existing signs and/or install such other signs on the Building or the Lot, as Landlord may deem necessary, appropriate or useful in identifying tenants in the Building or in Landlord's conduct of the business of operating the Building.

                                   EXHIBIT F

                               Cleaning Schedule
                               -----------------

CLEANING
--------

A.   Office Area

     Nightly:  (Monday through Friday, holidays excepted.)
     -------

     1.   Empty wastepaper baskets, ashtrays and refuse receptacles.

     2. Dust sweep hard surface flooring with specially treated cloth. Carpet sweep carpeted areas and rugs.

     4. Hand dust and wipe clean with treated cloths all horizontal surfaces, including furniture, desk equipment, telephones, windowsills, heat pump tops within normal reach.

     5.   Clean and sanitize all drinking fountains.

     Weekly:
     ------

     1. Remove finger marks from stairway, elevator and utility closet doors and light switches.

     2. Vacuum carpeted areas and rugs, and shampoo carpeted areas and rugs as needed.

     Bi-Monthly:
     ----------

     1.   Wash and wax resilient tile floors (6 times a year).

     Quarterly:
     ---------

     1.   Do high dusting not reached in daily cleaning to include:

          a.   Pictures, frames, charts, graphs and similar wall hangings;

          b. All vertical surfaces, such as walls, partitions and doors not reached in nightly cleaning.

B.   Lavatories

     Nightly:
     -------

     1.   Sweep and wash floors with approved germicidal detergent solution.

     2. Wash and polish all mirrors, powder shelves, dispensers, and receptacles, bright work, flushometers, piping and toilet seat hinges.

     3. Wash both sides of toilet seats, wash basins. bowls, and urinals with approved germicidal detergent solution.

     4. Remove finger marks and smudges from toilet partitions, ventilating Drills and tile walls.

     5. Empty and clean towel and sanitary disposal receptacles; remove waste to disposal areas.

     6. Replenish paper towel, toilet tissue. soap and sanitary napkin dispensers.

     Monthly:
     -------

     1.   Wash partitions and tile walls.

     2.   Wash all waste receptacles with approved germicidal solution.

C.   Window Washing

     Quarterly:
     ---------

     1. Wash all exterior window glass, inside and outside surfaces, unless weather does not permit the safe use of exterior window washing equipment.

     NOTE: Cleaning service of increased frequency other than that specified above for tenant-occupied areas shall be requested by the tenant through the Building Manager's office at Tenant's expense.

                                   EXHIBIT G
                                   ---------

                        Other Services of the Landlord
                        ------------------------------

     The Landlord shall furnish elevator service during Building Hours.

     The Landlord shall maintain the access roadways and drives and the parking areas and landscaping immediately adjacent to the Building in which the demised premises are located.

     The Landlord shall furnish hot water and water for ordinary cleaning, toilet, lavatory and drinking purposes. If the Tenant uses or consumes water for any other purpose, it shall reimburse the Landlord therefor, and for any related sewer charge, as reasonably estimated by the Landlord or, at its election, metered. In the latter event, the Tenant shall pay the cost of the meter and its installation and maintenance. Such reimbursement shall be made as and when bills are rendered. All water piping and equipment beyond Building Standard shall be installed and maintained by the Landlord at the Tenant's expense.

     The Landlord shall furnish Building Standard heat or air-conditioning as reasonably required for the comfortable occupancy of the Premises (subject to applicable Governmental regulation of heating and air-conditioning during the hours of 8:00 AM to 6:00 PM Mondays through Fridays and 8:00 AM to 1:00 PM on Saturdays; Massachusetts legal holidays excepted.

                                   EXHIBIT H

                              Clerk's Certificate
                              -------------------

     1, [name of clerk], Clerk of [name of corporation], hereby certify that
        -------------             -------------------
the following is a true copy of a resolution of the board of directors of this corporation adopted at a meeting duly called and held on [date] a quorum being
                                                          ----
present and acting throughout, and that such resolution has not been revoked, amended or modified and is in full force and effect:


     VOTED: That the President [or other officer] be and is hereby authorized, singly, to execute and deliver on behalf of this corporation a lease between Metropolitan Life Insurance Company, as landlord, and this corporation, as tenant, for approximately _____ rentable square feet of office space in the landlord's building, located at Two Executive Drive, Chelmsford. Massachusetts, upon such terms and conditions as the signing officer shall determine to be necessary or appropriate. The signature of the President [or refer to other officer as applicable] thereon shall conclusively evidence its approval by this vote.

     This is to certify further that as of the date hereof ____________________ is the President [or refer to other officer as applicable] of this corporation.

                                              _________________________________
                                                            Clerk

Dated: __________________________, 19__


            [SEAL]

                                   EXHIBIT I

                         Common Area/Demolition Letter
                         -----------------------------

January 13, 1994

Mr. John Garrison
MetLife
One Financial Center, 43/rd/ Floor
Boston, MA 02111-2659

Dear John:

this letter summarizes the refurbishment and repairs Adra believes is necessary for Metropolitan Life to complete in the "common areas" at 2 Executive Drive:

     .  Repair broken window in Atrium lobby

     . Repair blistering plaster in several places on 3/rd/ door Atrium lobby area

     .  Replace stained ceiling tiles in Adra's lobby area

     .  Replace common area lighting and exit signs where necessary

     . The glass front to the fire extinguisher across from the restroom on the 3/rd/ floor is broken

     .  Some of the parking lot curbing is out of place and needs alignment

     .  There is a leak in the back door near the loading dock

     . The carpeting in the common areas (hallways, stairways, lobby, elevators) needs replacing

     .  The elevators need refurbishing

     .  Collars are needed on the sprinkler heads in the 3/rd/ floor atrium area

     .  The parking lot and walkways need to be relined

     .  The common areas need repainting

     . The exterior lighting outside the main entrance needs repair/replacement. some of the light fixtures are badly dented, chipped and some are not functioning.

     .  Trim in common area (stair, railings, etc.) needs refurbishing

     .  Planters in lobby need refreshing, new plants, etc.

     .  Lobby floor needs resealing

     .  Shipping/receiving area needs refurbishing

We would appreciate knowing the type and color of the carpeting and wall colors Met will be using in the common areas so we can coordinate our color schemes with yours if possible.

The following is a list of the materials we would like to keep from your demolition:

     .  2 ceiling mounted projection screens and controls

     .  Wire mold in/around building.  Landlord to demo and stage in area

     .  3-door glass bulletin board

     .  Speakers in ceiling for emergency/paging

     .  Doors/frames and existing hardware

     .  Fire extinguishers

     .  Some of the ceiling demountable vinyl wall panels to be reused

     .  Any existing downlights or special lighting

     .  Any existing special overhead speakers

We assume that the demolition of the 3/rd/ floor will include the following tasks:

     . Demo all walls, carpet, ceiling as highlighted on the existing conditions drawing

     . Remove 18 self contained air conditioning units. 2 units to be reinstalled

     .  Remove all voice/data cabling throughout the 3/rd/ floor

     .  Penetrations in floor to be filled

Please let me know if you have any questions and/or problems with these items.


Sincerely,


William L. Fiedler
Vice President
Finance & Administration

                                   EXHIBIT J

                             Restroom Work Letter
                             --------------------

January 13, 1994

Mr. John Garrison
MetLife
One Financial Center, 43/rd/ Floor
Boston, MA 02111-2659

       Subject:  ADA Requirements For Two Executive Drive, Third Floor

Dear John:

       The following is a list of requirements needed for ADA compliance of the third floor of Two Executive Drive:


 .  Horn Strobes for ADA compliance                                14 @  $   68.50              =  $1,010.00

 .  Automatic Door Opener for Restrooms                             2 @  $1,400.00              =  $2,800.00

 .  Replace One Sink and Counter in Each Restroom                   2 @  $1,000.00              =  $2,000.00

 .  Relocate Grab Bar to Meet ADA (two in each restroom)            4 @  $  100.00              =  $  400.00

 .  Replace Stall Door Twist Latch with Lever                       2 @  $  100.00              =  $  200.00

 .  Relocate Toilet in each Restroom from 15.5" to 18" center       2 @  $1,000.00              =  $2,000.00*
   line from side wall

 .  Expand Width of Access Toilet Stall from 58" to 60"             2 @  $  250.00              =  $  500.00*

 .                                                                 TOTAL                        =  $8,910.00

______________
* Estimate


Sincerely,


William L. Fiedler
Vice President
Finance & Administration

                                NOTICE OF LEASE
                                ---------------

          Notice is hereby given, pursuant to Massachusetts General Laws, Chapter 183, Section 4, of the following Lease.

Landlord:                     Metropolitan Life Insurance Company, a New York
                              corporation.

Tenant:                       Adra Systems, Inc., A Delaware corporation.

Date of Execution:            March 2, 1994

Description of Premises:      42,297 rentable square feet of space, consisting
                              of 39,368 rentable square feet of space which is located on the third floor and 2,929 rentable square feet of space which is located on the first floor of the building located at Two Executive
                              Drive, Chelmsford, Massachusetts, on a lot of land described on Schedule A, attached hereto.

Term: 120 calendar months, plus the partial month, if any, immediately following the Commencement Date.

Date of Commencement:         Estimated to be August 15, 1994 or such other date
                              as is set forth in a Memorandum between the parties to be recorded hereafter.

Rights of Renewal or
Extension:                    None

Rights of Expansion:          Tenant has right of first refusal with respect to
                              any space available in the Building as described in Section 3.2 of the Lease.

     This Notice of Lease is executed pursuant to the provisions of the Lease, and is not intended to vary the terms of the Lease.

     Executed this 14/th/ day of March, 1994.

                              LANDLORD: Metropolitan Life Insurance Company


                                        By: /s/ John F. Coehn
                                           -----------------------------------
                                        Title:  Assistant Vice President

                              TENANT:   Adra Systems, Inc.


                                        By: /s/ W. L. Fiedler
                                           ------------------
                                        Title:  Vice President
                                        Finance & Administration

                               STATE OF NEW YORK

____________________, ss.                                         March __, 1994

     Then personally appeared the above-named _____________________________, _____________________________ of Metropolitan Life Insurance Company, and acknowledged the foregoing instrument to be the free act and deed of Metropolitan Life Insurance Company, before me,



                                   _____________________________________________
                                   Notary Public
                                   My Commission Expires:



                         COMMONWEALTH OF MASSACHUSETTS

Middlesex, ss.                                               March 9, 1994

Then personally appeared the above-named W.L. Fiedler, Vice President of Adra Systems, Inc., and acknowledged the foregoing instrument to be the free act and deed of Adra Systems, Inc., before me,


                                    /s/ Kathleen M. Riccardi
                                   _____________________________________________
                                   Notary Public
                                   My Commission Expires: 4-21-2000

                                  SCHEDULE A

                               Legal Description
                               -----------------

--------------------------------------------------------------------------------

     The real property affected by the instrument of which this Schedule A forms a part consists of those certain parcels of land with all buildings, structures and improvements now or hereafter situated thereon located in Chelmsford and Lowell, Middlesex County, Massachusetts more particularly described as follows:

PARCEL 1
--------

     A certain parcel of land with all buildings, structures and improvements now or hereafter situated thereon, located in the City of Lowell, Massachusetts and the Town of Chelmsford, Massachusetts, being shown as Parcel "B: on a "Compiled Plan of Land in Chelmsford and Lowell, Massachusetts", prepared for Interstate Executive Center Associates, c/o Debroth & Fryer. Scale 1" = 100', dated October 23, 1984, by Robert M. Gill and Associates, Inc., Civil Engineers and Surveyors, recorded at Plan Book 147, Plan No. 50, Middlesex North Registry of Deeds, said parcel containing 8.53 acres, more or less.

PARCEL 2
--------

     A certain parcel of land with all buildings, structures and improvements now or hereafter situated thereon located in the Town of Chelmsford, Massachusetts, being shown as Parcel "C" on the Plan first below referred to and located on the easterly side of Delmore Drive, more fully described as follows:

     Beginning at the northwesterly corner of the premises, on the easterly side of Delmore Drive and the Southwesterly corner of land now or formerly of SEATON;

     thence north 76(degrees) 43' 33" east, 100.00 feet to a point;

     thence south 10(degrees) 57' 42" east, 40.03 feet to a point;

     thence south 13(degrees) 53' 47" east, 24.85 feet to a point;

     thence south 72(degrees) 02' 31" west, 100.00 feet to a point;

     thence north 13(degrees) 53' 47" west, 34.70 feet to a point;

     thence north 11(degrees) 11' 55" west, 38.34 feet to the point of beginning.

     Said parcel containing 6,882 square feet, more or less and being shown on a plan recorded at the Middlesex North Registry of Deeds, Plan Book 147, Plan No. 50.

     The within premises are conveyed together with the benefit of those certain easements set forth in a Declaration of Easements dated January 17, 1984, recorded with said Deeds, Book 2690, Page 464 and as shown on a Plan entitled "Plan of Land in Chelmsford and Lowell prepared for

Interstate Executive Center Assoc. c/o Debroth Fryer" dated December 30, 1983 and recorded with said Deeds in Plan Book 142, Plan 45, including without limitation, an Access Way Easement and Drainage Easement, Parking Easement B and a Drainage Easement located on Parcel A.